UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	May 30, 2018

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan;

3) An advisory vote on executive compensation;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2019; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 2, 2018.

MEETING ADMISSION:	You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the close of business on April 2, 2018. Photo identification and proof of ownership on the record date is required for admittance. Proof of ownership can be a brokerage or account statement indicating ownership on April 2, 2018, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee.

By Order of the Board of Directors

David King Secretary April 13, 2018

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2018 Annual Meeting of Stockholders, to be held on Wednesday, May 30, 2018 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109.

Our Annual Report to Stockholders for the fiscal year ended January 28, 2018, or fiscal 2017, including our financial statements for fiscal 2017, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 13, 2018.

What is the purpose of the Annual Meeting?

Stockholders	will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan;

3)	An advisory vote to approve executive compensation;

4)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2019; and

5)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record at the close of business on April 2, 2018, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 83,260,746 shares of our common stock outstanding and entitled to vote, and there were 341 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, EQ Shareowner Services, then you may vote your shares:

•	on the Internet at www.proxypush.com/wsm; or

•	by calling EQ Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on Tuesday, May 29, 2018.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the voting instruction card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the amendment and restatement of our 2001 Long-Term Incentive Plan, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2019.

May I attend the Annual Meeting?

Only stockholders of record at the close of business on April 2, 2018, the record date, are entitled to attend the Annual Meeting. Stockholders planning to attend the Annual Meeting must present photo identification and proof of ownership on the record date in order to be admitted. Proof of ownership can be a brokerage or account statement indicating ownership on April 2, 2018, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

What are the directions to attend the Annual Meeting?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the nine director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her resignation to our Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposals 2, 3 and 4 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 3, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, EQ Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $7,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Adrian Bellamy, Rose Marie Bravo, Anthony Greener, Robert Lord, Grace Puma, Christiana Smith Shi, Sabrina Simmons, Jerry Stritzke and Frits van Paasschen meet the independence requirements of our “Policy Regarding Director Independence Determinations”, which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfies the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors, including consideration of our purchases of hardware, software and services from IBM in assessing Mr. Lord’s independence.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Bellamy, an independent director, has served as our Chairman of the Board since May 2010. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Bellamy is an independent director, we have not appointed a separate Lead Independent Director.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Board Meetings and Executive Sessions

During fiscal 2017, our Board held a total of seven meetings. Each director who was a member of our Board during fiscal 2017 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2017, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All but one director who was nominated for election at our 2017 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 2, 2018, the functions of each committee, and the number of meetings held during fiscal 2017.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2017
Audit and Finance: Sabrina Simmons, Chair Robert Lord Grace Puma Christiana Smith Shi

•  Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

•  Prepares the report that the SEC rules require to be included in our annual proxy statement;

•  Reviews and recommends policies related to dividend, stock repurchase and foreign currency programs; and

•  Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

		9

Compensation: Adrian Bellamy, Chair Rose Marie Bravo Anthony Greener Jerry Stritzke Frits van Paasschen

•  Reviews and determines our executive officers’ compensation;

•  Reviews and determines our general compensation goals and guidelines for our employees;

•  Administers certain of our compensation plans and

provides assistance and recommendations with respect to other compensation plans;

•  Reviews the compensation discussion and analysis report

that the SEC rules require to be included in our annual proxy statement;

•  Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

•  Appoints, sets the compensation of, and determines

independence of any compensation consultant or other advisor retained.

		6

Nominations and Corporate Governance: Christiana Smith Shi, Chair Adrian Bellamy Anthony Greener	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers stockholders’ director nominations and proposals; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Oversees the evaluation of our Board and our senior management team.	6

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Simmons is an “audit committee financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect, is an “outside director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a “non-employee director” under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

Mr. Bellamy, Ms. Bravo, Mr. Greener, Mr. Stritzke and Lorraine Twohill served as members of the Compensation Committee during fiscal 2017. No member of this committee was at any time during fiscal 2017 or at any other time an officer or employee of the company, or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations and Corporate Governance Committee

The Board has determined that each member of the Nominations and Corporate Governance Committee is independent under the NYSE rules currently in effect. Each member of the Nominations and Corporate Governance Committee is a non-employee director.

During fiscal 2017, in furtherance of the Nominations and Corporate Governance Committee’s functions, the Committee took the following actions, among other things:

•	Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of the committees of the Board;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2017 Proxy Statement; and

•	Managed the annual Board self-assessment process.

Director Nominations

The Nomination and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:

•	The Nominations and Corporate Governance Committee periodically reviews the current composition and size of the Board;

•

The Nominations and Corporate Governance Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;

•

The Nominations and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations and Corporate Governance Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations and Corporate Governance Committee deems appropriate;

•

In evaluating the qualifications of candidates for the Board, the Nominations and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations and Corporate Governance Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, the Nominations and Corporate Governance Committee has the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, the Nominations and Corporate Governance Committee recommends to the Board the slate of director nominees; and

•

The Nominations and Corporate Governance Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations and Corporate Governance Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations and Corporate Governance Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. Mr. Lord was initially recommended for appointment to the Board in 2017 by the company’s human resources department, which led the search for qualified director candidates. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2017, the Compensation Committee retained an independent consultant, F.W. Cook, to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, F.W. Cook evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, F.W. Cook reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, F.W. Cook concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Director Compensation

For fiscal 2017, non-employee directors received cash compensation and equity grants for their service on our Board, for their service as Chair of the Board or Chair of a Board committee, and for their service on any Board committees of which they are a member, as set forth in the table below. During fiscal 2017, the equity grants were made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting, subject to continued service through the vesting date. The number of restricted stock units granted was determined by dividing the total monetary value of each award, as set forth in the table below, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also received dividend equivalent payments with respect to outstanding restricted stock unit awards.

Value of Annual Compensation
Annual Cash Compensation for Board Service(1)	$66,000
Annual Equity Grant for Board Service(2)(3)	$154,000
Annual Cash Compensation to Chairman of the Board(1)	$200,000
Annual Equity Grant to Chairman of the Board(2)	$200,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$25,500
Annual Equity Grant to Chair of the Audit and Finance Committee(2)	$25,500
Annual Cash Compensation to Chair of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chair of the Compensation Committee(2)	$12,500
Annual Cash Compensation to Chair of the Nominations and Corporate Governance Committee(1)	$8,250
Annual Equity Grant to Chair of the Nominations and Corporate Governance Committee(2)	$8,250

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	The annual equity grant is awarded on the date of the Annual Meeting.

(3)	Directors who are appointed to the Board after the company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.

In addition to the compensation described above, non-employee directors received cash compensation in the amount of $2,000 for each committee meeting they attended for committees of which they are a member. Directors also received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses received discounts on our merchandise.

The Board has approved, effective as of the Annual Meeting on May 30, 2018, an increase in the Annual Cash Compensation for Board Service to $80,000, an increase in the Annual Equity Grant for Board Service to $165,000, and the elimination of the $2,000 per meeting fee paid to committee members for each committee meeting they attend. The Board believes this increase and change in structure generally aligns our non-employee director compensation with our peers, which will allow us to continue to attract and retain top director candidates to serve on our Board.

Non-Employee Director Summary Compensation Table

The following table shows the compensation provided to our non-employee directors during fiscal 2017.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)(3)	Total ($)
Adrian Bellamy	$298,500	$366,477	(4)	$19,129	$684,106
Rose Marie Bravo	$76,000	$153,969	(5)	$1,832	$231,801
Adrian Dillon	$36,416	$—		$5,816	$42,232
Anthony Greener	$86,000	$153,969	(5)	$16,524	$256,493
Ted Hall	$27,940	$—		$1,244	$29,184
Robert Lord	$21,033	$100,403	(6)	$1,667	$123,103
Grace Puma	$54,060	$153,969	(5)	$10,297	$218,326
Christiana Smith Shi	$54,667	$158,887	(7)	$1,796	$215,350
Sabrina Simmons	$101,023	$179,452	(8)	$447	$280,922
Jerry Stritzke	$70,000	$153,969	(5)	$1,085	$225,054
Lorraine Twohill	$24,862	$—		$—	$24,862
Frits van Paasschen	$52,060	$153,969	(5)	$733	$206,762

(1)

Represents the grant date fair value of the restricted stock unit awards granted in fiscal 2017 as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted stock units granted. As of January 28, 2018, the non-employee directors held the following numbers of unvested restricted stock units: Adrian Bellamy: 7,550; Rose Marie Bravo: 3,172; Anthony Greener: 3,172; Robert Lord: 1,987; Grace Puma: 3,172; Christiana Smith Shi: 3,265; Sabrina Simmons: 3,697; Jerry Stritzke: 3,172; and Frits van Paasschen: 3,172.

(2)	Represents the taxable value of discount on merchandise.

(3)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(4)	Represents the grant date fair value associated with a restricted stock unit award of 7,550 shares of common stock made on May 31, 2017, with a fair value as of the grant date of $48.54 per share for an aggregate grant date fair value of $366,477.

(5)	Represents the grant date fair value associated with a restricted stock unit award of 3,172 shares of common stock made on May 31, 2017, with a fair value as of the grant date of $48.54 per share for an aggregate grant date fair value of $153,969.

(6)	Represents the grant date fair value associated with a restricted stock unit award of 1,987 shares of common stock made on October 5, 2017, with a fair value as of the grant date of $50.53 per share for an aggregate grant date fair value of $100,403.

(7)	Represents the grant date fair value associated with a restricted stock unit award of 3,172 shares of common stock made on May 31, 2017, with a fair value as of the grant date of $48.54 per share for an aggregate grant date fair value of $153,969 and 93 shares of common stock made on October 24, 2017, with a fair value as of the grant date of $52.88 per share for an aggregate grant date fair value of $4,918.

(8)	Represents the grant date fair value associated with a restricted stock unit award of 3,697 shares of common stock made on May 31, 2017, with a fair value as of the grant date of $48.54 per share for an aggregate grant date fair value of $179,452.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. A director’s unvested restricted stock units will not count toward satisfying the ownership requirements. As of April 2, 2018, all of our directors have satisfied the ownership requirements or have been on the Board for less than five years.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominations and Corporate Governance Committee, our Board has nominated the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 2, 2018, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officer:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura Alber Age 49	2010

•  Chief Executive Officer since

2010

•  President since 2006

•  President, Pottery Barn Brands,

2002 – 2006

•  Executive Vice President, Pottery

Barn, 2000 – 2002

•  Senior Vice President, Pottery

Barn Catalog and Pottery Barn

Kids Retail, 1999 – 2000

•  Director, Fitbit, Inc.

(fitness trackers), since 2016

•  Director, RealD Inc.

(3D technologies), 2013 – 2015

•  Extensive retail industry,

merchandising and operational experience, including 23 years of experience with the company

•  Implemented successful growth

strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s global expansion

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian Bellamy Age 76	1997

•  Chairman of the Board

•  Chair of the Compensation

Committee and member of the Nominations and Corporate Governance Committee

•  Chairman, Total Wine and More

(liquor retailer) since 2011

•  Chairman and Director, Action

Holding B.V. (non-food discount retailer) since 2013

•  Director, Reckitt Benckiser plc

(household, personal, health and food products), since 2003; Chairman, 2003 – 2017

•  Director, The Gap, Inc. (clothing),

1995 – 2014

•  Chairman and Director, The Body

Shop International plc (personal care products), 2002 – 2008

•  Extensive experience as both an

executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

•  Broad perspective of the retail

industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Anthony Greener Age 77	2007

•  Member of the Compensation

Committee and the Nominations and Corporate Governance Committee

•  Chairman, The Minton Trust

(charity) since 2006

•  Trustee, United Kingdom Sailing

Academy (youth development) since 2016

•  Trustee, United Learning

(education), 2013 – 2016

•  Director, WNS (Holdings)

Limited (outsourcing services), 2007 – 2016

•  Chairman, The St. Giles Trust

(charity), 2008 – 2016

•  Director, The United Church

Schools Trust (education),

2005 – 2013

•  Chairman, Qualifications and

Curriculum Authority (education), 2002 – 2008

•  Deputy Chairman, British

Telecommunications plc (telecommunications),

2000 – 2006

•  Chairman, Diageo plc (spirits,

beer and wine), 1997 – 2000

•  Chairman and Chief Executive

Officer, Guinness plc (beer and spirits), 1992 – 1997

•  Extensive experience as both an

executive and director of companies with global brands

•  Strong leadership skills with a

variety of diverse businesses and organizations, including specialty retailers

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Robert Lord Age 55	2017

•  Member of the Audit and Finance

Committee

•  Chief Digital Officer, IBM

(technology) since 2016

•  President of AOL, 2015 – 2016,

CEO of AOL Platforms,

2013 – 2015, at Verizon Communications Inc. (telecommunications)

•  Global CEO of Razorfish,

2010 – 2013,

CEO of Digital Technology Division, 2013 – 2013, CEO of “VivaKi Interactive”, 2011 – 2013, at Publicis Groupe (digital marketing)

•  Global CEO of Razorfish,

2009 – 2010, at Microsoft Corporation (digital marketing)

•  Executive Vice President,

SBI-Razorfish Inc.,

2003 – 2004 (digital marketing)

•  Chief Operating Officer,

Razorfish Inc.,

2002 – 2003 (digital marketing)

•  Author, Converge: Transforming

Business At the Intersection of Marketing and Technology, published 2013

			• Extensive technology and digital marketing expertise, with over 15 years as an executive • Strong understanding of global consumer communications strategy

Grace Puma Age 55	2017

•  Member of the Audit and Finance

Committee

•  Executive Vice President, Global

Operations, since 2017, Senior Vice President & Chief Supply Officer, 2010 – 2015, Senior Vice President & Global Chief Procurement Officer, 2010 – 2015, PepsiCo, Inc. (food and beverage)

•  Senior Vice President & Global

Chief Procurement Officer, United Airlines (airline), 2007 – 2010

•  Vice President, Kraft Foods

(food), 1999 – 2007

•  Director, Marietta Corporation

(personal care amenities),

2010 – 2015

			• Extensive knowledge of global procurement and supply chain operations, with over 20 years as an executive • Strong experience in global team leadership and strategy development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Christiana Smith Shi Age 58	2017

•  Chair of the Nominations and

Corporate Governance Committee and member of the Audit and Finance Committee

•  Founder and Principal, Lovejoy

Advisors, LLC (digital advisory services) since 2016

•  President, Direct-to-Consumer,

2013 – 2016, Vice President, E-Commerce 2012 – 2013, Chief Operating Officer, Global Direct-to-Consumer, 2010 – 2012, Nike Inc. (athletic footwear and apparel)

•  Director and Senior Partner,

2000 – 2010, Principal (Partner), 1994 – 2000, various positions, 1986 – 1994, McKinsey & Co., Inc. (consulting)

•  Director, West Marine, Inc.

(boating and fishing supplies), 2011 – 2017

•  Director, Mondelez International,

Inc. (snacks) since 2016

•  Director, United Parcel Service,

Inc. (logistics) since 2018

•  Extensive expertise in digital

commerce, global retail expansion, retail technology, store operations and supply chain, with over 15 years of experience as an e-commerce executive

•  Strong understanding of global

retail and operations

Sabrina Simmons Age 54	2015

•  Chair of the Audit and Finance

Committee

•  Executive Vice President, Chief

Financial Officer, The Gap, Inc. (clothing), 2008 – 2017

•  Executive Vice President,

Corporate Finance, 2007 – 2008, Senior Vice President, Corporate Finance and Treasurer,

2003 – 2007, Vice President and Treasurer, 2001 – 2003, The Gap, Inc.

•  Director, e.l.f. Cosmetics, Inc.

(cosmetics) since 2016

			• Extensive financial and accounting expertise as chief financial officer of a large public company • Extensive experience as an executive in the retail industry, including 16 years at The Gap, Inc.

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Jerry Stritzke Age 57	2016

•  Member of the Compensation

Committee

•  President, Chief Executive

Officer and Director, Recreational Equipment, Inc. (specialty outdoor gear), since September 2013

•  President and Chief Operations

Officer, Coach, Inc. (accessories), 2008 – September 2013

•  Chief Operations Officer and Co-

Leader, Victoria’s Secret, 2006 – 2007, Chief Executive Officer, Mast Industries, 2001 – 2006, Senior Vice President Operations, 1999 – 2001, Limited Brands, Inc. (clothing)

•  Director, Lululemon Athletica,

Inc. (yoga apparel), 2012 – 2013

			• Extensive experience in specialty retail and operations, including over 18 years as a retail executive • Strong insight into global and multi-channel brands

Frits van Paasschen Age 57	2017

•  Member of the Compensation

Committee

•  Chairman, Supervisory Board,

Apollo Hotels (hotels) since 2016

•  Member, Advisory Board,

Royal DSM N.V. (life and material sciences) since 2017

•  Member, Board of Advisors,

CitizenM Hotels (hotels) since 2017

•  Member, Board of Advisors,

Rutberg & Company LLC (investment bank), since 2017

•  Author, The Disruptors’ Feast,

published 2017

•  President, Chief Executive

Officer, Starwood Hotels and Resorts (hotels), 2007 – 2015

•  President, Chief Executive

Officer, Coors Brewing Company (beer), 2005 – 2007

•  GM (President) Europe, Middle

East & Africa, 2000 – 2004, GM (President) Americas and Africa, 1998 – 2000, Vice President Strategic Planning, 1997 – 1998, Nike Inc. (athletic footwear and apparel)

•  Director, Barclays PLC (banking),

2013 – 2016

•  Director, Jones Apparel Group

Inc. (clothing), 2004 – 2007

•  Director, Oakley, Inc.

(sunglasses and athletic apparel), 2004 – 2007

			• Extensive experience in retail and hospitality, with over 15 years of experience as an executive • Strong understanding of global retail operations and strategy

Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR 2001 LONG-TERM INCENTIVE PLAN

This is a proposal to approve the amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan, or Incentive Plan, to increase the shares issuable under the Incentive Plan by 4,260,000 shares.

If stockholders approve amending and restating the Incentive Plan, the amended and restated Incentive Plan, or Amended Incentive Plan will replace the current version of the Incentive Plan and would become effective upon the date of the 2018 Annual Meeting.

Summary of Material Changes Being Made to the Current Plan

The Amended Incentive Plan will increase the number of authorized shares of our common stock available for grant by 4,260,000 shares.

As of April 2, 2018, a total of 5,499,602 shares of our common stock remained available for future grants under the Incentive Plan. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent. We consider the Incentive Plan to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the company and our stockholders. We believe the share increase will be sufficient to enable us to grant stock awards under the Amended Incentive Plan for approximately the next two to three years, based on historical grant and forfeiture levels, the recent market prices of our common stock, and anticipated use of equity awards as an incentive and retention tool.

The table below shows the stock awards that were outstanding under the Incentive Plan as of April 2, 2018. As of April 2, 2018, the closing price of our common stock as reported on the NYSE was $49.76 per share.

Shares underlying outstanding stock appreciation rights (#)	Weighted avg. exercise price of per share	Weighted avg. remaining term	Shares underlying outstanding time- based full value awards (1)	Shares underlying outstanding performance- based full value awards (2)	Shares available for future grant
46,195	$ 23.85	194 days	2,136,750	328,641	5,499,602

(1)	Consists of restricted stock unit grants, including restricted stock units that are subject to the achievement of positive net cash flow provided by operating activities.

(2)	Consists of performance stock units. Excludes performance stock units granted in fiscal 2015 for which threshold performance criterion was not achieved and zero units vested. The number of shares underlying outstanding awards assumes target performance for awards not yet certified by the Compensation Committee.

The table below shows annual dilution and other metrics relating to equity grants under the Incentive Plan for the last three fiscal years. For this purpose, the share counting rule in effect at the time the award was granted was applied and performance stock units are reflected at target.

Metric	2017	2016	2015	Average
Annual Dilution(1)	1.5%	1.7%	1.3%	1.5%
Annual Burn Rate(2)	3.3%	2.4%	1.7%	2.5%
Year-End Overhang(3)	9.2%	10.3%	12.2%	10.6%

(1)	Calculated by dividing (a) the number of shares underlying awards granted during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of shares underlying awards granted during the year by (b) the number of shares outstanding at year-end.

(3)	Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.

The table below shows the number of performance stock units awards granted (at target), earned/vested and forfeited within the last three fiscal years.

Number of Shares/Units
Balance at February 1, 2015	183,558
Granted	140,772
Earned/Vested	0
Forfeited	0
Balance at January 31, 2016	324,330
Granted	182,368
Earned/Vested	0
Forfeited	5,596
Balance at January 29, 2017	501,102
Granted	222,110
Earned/Vested	0
Forfeited	286,930
Balance at January 28, 2018	436,282

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth in this Proposal Two include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Awards Subject to Recoupment in the Event of a Restatement of Financial Results

The Incentive Plan was also amended and restated to provide that in the event of a restatement of incorrect financial results, the committee administering the Amended Incentive Plan will have the authority to recoup cash and equity awards paid, earned or granted to executive officers as a result of such restatement if it determines that it is appropriate to do so. Such amendment was made to reflect the terms of the recoupment policy that was adopted by our Compensation Committee in March 2018 to increase accountability and ensure that cash and equity awards are paid, earned or granted to executive officers in a manner that aligns with our financial reporting.

Minimum Vesting Requirement

In addition, the Incentive Plan has been amended and restated to revise the minimum vesting provisions in our Incentive Plan to align with current best practices and to reflect our current practice of generally requiring employees to have been employed for one year from the grant date of their equity awards before they begin to vest into such awards. Previously, the minimum vesting provisions only applied to full value awards and generally required that such awards vest in full no earlier than three years from the date of grant if the applicable award will vest based solely on continued service to us, and no earlier than one year from the date of grant if the applicable award will not vest based solely on continued service to us (or, for awards granted to non-employee directors, the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting). The Amended Incentive Plan now provides that 95% of the shares that remain available for issuance under the Amended Incentive Plan as of the date of the 2018 Annual Meeting must be granted pursuant to equity awards that will not vest in whole or in part prior to the one-year anniversary of the date of grant, subject to certain exceptions. This new minimum vesting requirement will apply to all types of equity awards granted after the 2018 Annual Meeting and not just full value awards.

Amended Non-Employee Director Compensation Limit

Additionally, the Incentive Plan has been amended and restated by the Board to revise the maximum annual limit on non-employee director compensation to cover both cash fees and equity awards to non-employee directors and provide that stock awards granted during a single fiscal year under the Amended Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director. Previously, the Incentive Plan provided that the aggregate grant date fair value of all stock awards granted to any non-employee director during a calendar year (excluding awards made at the election of a non-employee director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $500,000. In revising the limit, our Board considered the recommendation of the Compensation Committee and F.W. Cook, the Compensation Committee’s independent compensation consultant. In addition, the Board considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors along with prevalent practices among the company’s proxy peer group (as defined in the “Compensation Discussion and Analysis” section), the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future if such changes are necessary to remain competitive with our peers. We believe that this revised limit allows us to stay within reasonable bounds of what the market requires in a competitive environment for qualified directors, while also imposing meaningful limits on the amount of compensation that may be awarded to our non-employee directors.

The Amended Incentive Plan Combines Compensation and Corporate Governance Best Practices

The Amended Incentive Plan includes provisions that are designed to protect our stockholders’ interests and reflect corporate governance best practices.

•

Repricing Not Allowed. The Amended Incentive Plan prohibits reducing the exercise price of stock options and stock appreciation rights or cancelling “underwater” stock options and stock appreciation rights in exchange for cash or other awards without prior stockholder approval in each case.

•

Stockholder Approval Required for Additional Shares. The Amended Incentive Plan does not contain an annual “evergreen” provision. The Amended Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•

Limit on Full Value Awards. The Amended Incentive Plan limits the number of shares available for full value awards (awards other than stock options or stock appreciation rights) by providing that each share issued pursuant to a full value award reduces the number of shares available for grant under the Amended Incentive Plan by 1.9 shares.

•

No Liberal Share Counting or Recycling. If fewer shares are issued in settlement of a stock award than were covered by such stock award for reasons other than the failure to satisfy vesting conditions, or other than as a result of termination or forfeiture (for example to satisfy the exercise price or tax withholding obligation of such award), then the unissued shares will not become available again for issuance under the Amended Incentive Plan.

•	No Liberal Transaction Provisions. No merger or other transaction related vesting acceleration and other benefits may occur without an actual transaction occurring.

•

No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights granted under the Amended Incentive Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Minimum Vesting Requirement. Future awards granted under the Amended Incentive Plan will not vest in whole or in part prior to the one-year anniversary of the date of grant, subject to certain exceptions that are described below.

•

No Dividends and Dividend Equivalents on Unvested Performance-based Awards or Stock Options or Stock Appreciation Rights. Dividends and dividend equivalents will not be paid or settled with respect to any performance-based award granted under the Amended Incentive Plan until the underlying shares or units vest. Stock options and stock appreciation rights will not include the right to dividends, dividend equivalents or other similar distribution rights.

•

Limit on Non-Employee Director Awards. Stock awards granted during a single fiscal year under the Amended Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director.

•

Awards Subject to Recoupment. In the event of a restatement of incorrect financial results, the committee administering the Amended Incentive Plan will have the authority to recoup cash and equity awards paid, earned or granted to executive officers as a result of such restatement if it determines that it is appropriate to do so.

Board Approval of the Amended Incentive Plan

On March 22, 2018, our Board approved the Amended Incentive Plan, subject to approval from our stockholders at the 2018 Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive plan awards.

Summary of the Amended Incentive Plan

The following provides a summary of the principal features of the Amended Incentive Plan and its operation. This summary is qualified in its entirety by the draft of the Amended Incentive Plan attached as Exhibit A.

Types of Awards are Available under the Amended Incentive Plan

We may grant the following types of incentive awards under the Amended Incentive Plan: (i) stock options; (ii) restricted stock; (iii) restricted stock units; (iv) stock appreciation rights that are settled in shares; (v) dividend equivalents; and (vi) deferred stock awards.

Plan Administration

A committee of at least two non-employee members of our Board will administer the Amended Incentive Plan (the “committee”). To the extent the company wishes to qualify grants as exempt from the short-swing transaction liability provisions of Section 16 of the Securities Exchange Act, as amended (relating to purchases and sales of our stock within less than six months), the members of the committee must qualify as “non-employee directors.” Further, to make grants to our officers or directors, the members of the committee must qualify as “independent directors” under the applicable requirements and criteria of the New York Stock Exchange. Members of the committee must also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code, or Section 162(m), to the extent necessary to qualify certain awards as performance-based compensation under Section 162(m) (See “Tax Effects as a Result of Grants of Awards under the Incentive Plan” below for more information). The committee has delegated its authority under the Amended Incentive Plan to two members of the Board, but only with respect to grants to certain of our employees who are not “officers” for purposes of Section 16.

Shares Available for Issuance under the Amended Incentive Plan

Subject to changes in our capital structure, 36,569,903 shares of our common stock will be reserved and available for issuance under the Amended Incentive Plan, which includes the 4,260,000 additional shares, plus up to a maximum of 754,160 shares subject to any previously outstanding options under the company’s 1993 Stock Option Plan and the company’s 2000 Non-Qualified Stock Option Plan that expired unexercised after March 15, 2006. The shares available for issuance under the Amended Incentive Plan may be authorized but unissued shares or shares reacquired by the company. Subject to changes in our capital structure, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number set forth above.

Any shares subject to stock options or stock appreciation rights will be counted against the share reserve as one share for every share subject to such awards. With respect to awards granted on or after May 23, 2006, any shares subject to restricted stock, restricted stock units or deferred stock awards with a per share or unit purchase price lower than 100% of fair market value on the date of grant and, on or May 29, 2015, any dividend equivalents payable in shares will be counted against the share reserve as 1.9 shares for every one share issued pursuant to such awards.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units or deferred stock awards, is forfeited to or repurchased by the company at its original purchase price due to such award failing to vest, the unpurchased, forfeited or repurchased shares which were subject to such awards will become available for future grant or sale under the Amended Incentive Plan (plus the number of additional shares that counted against the share reserve using the share counting rule in effect at the time the stock award was granted). Shares that have actually been issued under the Amended Incentive Plan under any award will not be returned to the Amended Incentive Plan and will not become available for future distribution under the Amended Incentive Plan; provided, however, that if shares of restricted stock are repurchased by the company at their original purchase price or are forfeited to the company due to such awards failing to vest, such shares will become available for future grant under the Amended Incentive Plan. Shares used to pay the exercise price of an option or stock appreciation right or used to satisfy tax withholding obligations will not become available for future grant or sale under the Amended Incentive Plan. Any payout or forfeiture of dividend equivalents payable only in cash will not reduce or increase the number of shares available for issuance under the Amended Incentive Plan. To the extent an award under the Amended Incentive Plan (other than a stock appreciation right or stock option) is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Amended Incentive Plan. To the extent, a stock appreciation right or stock option is paid out in cash rather than shares, such cash payment will reduce the number of shares available for issuance under the Amended Incentive Plan by the number of shares having a fair market value equal to the cash delivered. In addition, shares purchased by the company with the proceeds of a stock option exercise will not again be made available for issuance under the Amended Incentive Plan.

To the extent permitted by stock exchange regulations, awards granted or shares issued by the company in assumption of, or in substitution or exchange for, prior awards or obligations of any company acquired by or combined with the company or a subsidiary will not be added to or reduce the maximum limit on shares reserved for issuance under the Amended Incentive Plan. In the event that a company acquired by or combined with the company or a subsidiary has shares available under a pre-existing plan approved by stockholders that was not adopted in contemplation of the acquisition or combination, to the extent permitted by stock exchange regulations, the shares available for grant under that pre-existing plan (as adjusted to reflect the acquisition or combination) may be used for awards under the Amended Incentive Plan, and will not reduce or be added back to the number of authorized shares under the Amended Incentive Plan. However, awards using such shares that are available under any such pre-existing plan (1) will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (2) will only be made to individuals who were not eligible for awards under the Amended Incentive Plan prior to the acquisition or combination.

Powers of the Committee

Subject to the terms of the Amended Incentive Plan and among other powers, the committee has the sole discretion to: (i) select the employees and non-employee directors who will receive awards; (ii) determine the terms and conditions of awards such as the exercise price and vesting schedule (see below for certain limitations); and (iii) interpret the provisions of the Amended Incentive Plan and outstanding awards. The committee may not reduce the exercise price of stock options or stock appreciation rights that have been granted, including cancelling an existing stock option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying stock in exchange for a new award (including a stock option or stock appreciation right), cash, other consideration, or a combination thereof, without prior consent from our stockholders unless such reductions in exercise price are made in connection with changes in our capital structure or with respect to awards that are substituted in connection with the acquisition of other companies.

Eligibility to Receive Awards

The committee selects the employees and non-employee directors who will be granted awards under the Amended Incentive Plan. The actual number of employees and non-employee directors who will receive an award under the Amended Incentive Plan cannot be determined in advance because the committee has the discretion to select the participants. As of April 2, 2018, approximately 23,500 employees and nine non-employee directors were eligible to participate in the Amended Incentive Plan. However, of our employees, our current policy is to grant equity awards generally to employees at the level of director or above, as well as to certain mangers and individual contributors according to the contributions to the company and to remain competitive in the market for these roles. As of April 2, 2018, there were 737 such employees.

Minimum Vesting

All awards granted under the Amended Incentive Plan after the 2018 Annual Meeting will not vest in whole or in part prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) awards assumed or substituted in connection with an acquisition and (ii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, however, that up to 5% of the shares available for future distribution under the Amended Incentive Plan immediately following the 2018 Annual Meeting may be granted pursuant to awards without such minimum vesting requirement. However, this minimum vesting requirement will not limit (i) the committee’s ability to grant awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a transaction or change of control, whether set forth in the Amended Incentive Plan or otherwise.

Award Eligibility for Non-Employee Directors

Non-employee directors are eligible for any of the awards available under the Amended Incentive Plan. In addition, our non-employee directors will receive annual awards under the non-employee director award program portion of the Amended Incentive Plan in connection with their service on our Board. The Amended Incentive Plan provides that such annual awards may be of any type available under the Amended Incentive Plan as determined by the committee. Stock awards granted during a single fiscal year under the Amended Incentive Plan or otherwise, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense will count against the foregoing limitation.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Amended Incentive Plan, the committee may grant nonqualified stock options and incentive stock options. The committee will determine the number of shares covered by each option, but the committee may not grant more than an aggregate of 1,000,000 shares covered by options or stock appreciation rights to any one person during any calendar year.

Exercise Price of an Option

The exercise price of the shares subject to each option is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the option. The fair market value of shares covered by an option is calculated as the closing price of our stock on the trading day prior to the grant date. With respect to an incentive stock option granted to a stockholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary, the exercise price cannot be less than 110% of the fair market value on the date of grant. Notwithstanding the above, the exercise price of the shares subject to an option may be less than the minimum exercise price set forth above if the stock option is granted as a substitute award in connection with a merger or acquisition, but only to the extent such exercise price does not result in taxation under Section 409A, the loss of incentive stock option status or violate applicable law.

Option Exercises

An option granted under the Amended Incentive Plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each option at the time of grant, subject to the minimum vesting requirements described above. Options granted under the Amended Incentive Plan expire at the times established by the committee, but not later than seven years after the grant date (and not later than five years after the grant date in the case of an incentive stock option granted to an optionee who is a stockholder who holds more than 10% of the combined voting power of all classes of stock of the company or any parent or subsidiary). Except as the committee may otherwise provide, stock options generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 90 days from the date the optionee ceases to provide services to us for any reason other than death or disability. If the optionee ceases to provide services to us as a result of his or her death or disability, or the optionee dies within 30 days after the optionee ceases to be an employee, the option generally may be exercised, to the extent vested, at any time prior to the earlier of the expiration date of the option or 180 days from the optionee’s death or date of termination as a result of disability.

Payment for the Exercise Price of an Option

The exercise price of each option granted under the Amended Incentive Plan may be paid by any of the methods included in a participant’s option agreement. Such methods may include payment by (i) cash, (ii) certified or bank check, (iii) through the tender of shares that are already owned by the participant, (iv) through a cashless exercise, or (v) through a net exercise. The participant must pay any taxes we are required to withhold at the time of exercise. If permitted by the committee, such taxes may be paid through the withholding of shares issued as a result of an award’s exercise.

Restricted Stock

Restricted stock awards are shares of our common stock granted to participants subject to vesting in accordance with the terms and conditions established by the committee. Awards of restricted stock may be granted at no cost to the participant. The committee will determine the number of shares of restricted stock granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of restricted stock, restricted stock units or deferred stock awards during any calendar year.

Restricted Stock Vesting

Vesting of restricted stock awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The committee determines the vesting schedule of restricted stock awards, subject to the minimum vesting requirements described above.

Restricted Stock Units

Restricted stock units are essentially the same as awards of restricted stock, except that instead of the shares being issued immediately and then being subject to forfeiture or repurchase until vested, the shares or other payments for the award are not actually issued unless and until the award vests. Awards of restricted stock units may be granted at no cost to the participant, as determined by the committee in its discretion. The committee will determine the number of restricted stock units granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of restricted stock units, restricted stock or deferred stock awards during any calendar year. Upon the grant of an award of restricted stock units, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of restricted stock units granted and the terms, conditions and restrictions related to the award.

Restricted Stock Unit Vesting

Vesting of restricted stock unit awards may be based on the achievement of performance goals established by the committee and/or on continued service to us. The committee determines the vesting schedule of restricted stock unit awards, subject to the minimum vesting requirements described above.

Stock-Settled Stock Appreciation Rights

A stock-settled stock appreciation right is an award that allows the recipient to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, which is payable only in shares of our common stock. Thus, a stock appreciation right will have value only if the shares increase in value after the date of grant. The increased appreciation will be paid with shares of our common stock of equivalent value. The committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The same expiration rules that apply to options generally also apply to stock appreciation rights. The committee will determine the number of shares covered by each stock appreciation right, but the committee may not grant more than an aggregate of 1,000,000 shares covered by stock appreciation rights or options to any one person during any calendar year.

A stock appreciation right granted under the Amended Incentive Plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each stock appreciation right at the time of grant, subject to the minimum vesting requirements described above. Stock appreciation rights granted under the Amended Incentive Plan expire at the times established by the committee, but not later than seven years after the grant date.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms, conditions and restrictions related to the award.

Exercise Price of a Stock Appreciation Right

The exercise price of the shares subject to each stock appreciation right is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the stock appreciation right. The fair market value of shares covered by a stock appreciation right is calculated as the closing price of our stock on the trading day prior to the grant date. Notwithstanding the above, the exercise price of the shares subject to a stock appreciation right may be less than the minimum exercise price set forth above if the stock appreciation right is granted as a substitute award in connection with a merger or acquisition, but only to the extent such exercise price does not result in taxation under Section 409A of the Internal Revenue Code, or Section 409A or violate applicable law.

Dividend and Dividend Equivalent Rights

Dividend equivalent rights are credits, payable in cash or stock and granted at the discretion of the committee (and having such terms approved by the committee), to the account of a participant. The credit is payable in an amount equal to the cash dividends paid on one share for each share represented by an award held by the participant, which at the discretion of the committee may be deemed reinvested in additional shares of stock covered by an award. Stock options and stock appreciation rights shall not be eligible to receive dividends, dividend equivalent rights or any other similar distribution rights.

Dividends payable with respect to a restricted stock award that is subject to performance conditions and dividend equivalent rights with respect to a restricted stock unit award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional shares of restricted stock or additional restricted stock units, as applicable, subject to the achievement of the applicable performance conditions and shall be otherwise subject to the same terms and conditions applicable to the award.

Deferred Stock Awards

A deferred stock award is the right to receive shares of common stock at the end of a specified deferral period determined by the committee or elected by the participant pursuant to rules set by the committee. The committee may determine that the right to the award vests based on continued service to us and/or on the achievement of specific performance goals established by the committee. The committee determines the vesting schedule of deferred stock awards, subject to the minimum vesting requirements described above.

The participant may defer receipt of the shares beyond vesting (for instance, until termination of employment or other specified time). Deferred stock awards may allow participants to defer income tax until the receipt of the shares. Refer to the questions and answers below dealing with tax consequences of deferred stock awards.

The committee will determine the number of shares of deferred stock awards granted to any participant, but no participant may be granted more than an aggregate of 1,000,000 shares covered by awards of deferred stock awards, restricted stock or restricted stock units during any calendar year.

Further Deferring Shares Covered by a Deferred Stock Award

If the committee permits it, a participant may elect to further defer receipt of the shares payable under a deferred stock award for an additional specified period or until a specified event, if the election is made in accordance with the requirements of Section 409A.

Performance Goals

At the committee’s discretion, one or more of the following performance goals may apply: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; or (xxix) other objective financial metrics relating to the progress of the company or to a subsidiary, division or department of the company.

These performance goals may apply to either the company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, or on an individual basis. The goals may be measured on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. The performance goals may differ from participant to participant and from award to award. Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles, or GAAP, in accordance with accounting standards established by the International Accounting Standards Board, or IASB Standards, or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards.

Consequences of Changes in our Capital Structure

If we experience a change in our capital structure as a result of a stock dividend, reorganization, merger, consolidation, sale of all or substantially all of our assets, recapitalization, reclassification, extraordinary cash dividend, stock split, reverse stock split, or other similar transaction, our outstanding shares are increased or decreased or exchanged for a different number or kind of shares or other securities of the company, or additional shares or new or different shares or other securities of the company or other non-cash assets are distributed with respect to such shares or securities, subject to the constraints of applicable law, the committee will make an appropriate or proportionate adjustment to (i) the maximum number of shares available for issuance under the Amended Incentive Plan, (ii) the per person limits on awards, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock option or stock appreciation right awards.

Consequences of a Merger or Similar Transaction

In the event that we (i) consummate a merger or consolidation with another corporation, (ii) sell all or substantially all of our assets, (iii) reorganize, (iv) liquidate, or (v) dissolve, the Board may, in its discretion, provide that outstanding awards will be assumed or substituted for by the successor corporation or provide that all outstanding awards will terminate and accelerate vesting immediately prior to the consummation of the transaction. In the event of the acceleration (which will not be automatic and require the exercise of discretion by the Board) and termination of awards in lieu of assumption or substitution, awards other than options and stock appreciation rights will be settled in kind in an amount determined by the committee after taking into consideration the amount per share received by stockholders in the transaction (that is, the transaction price). Under such circumstances, options and stock appreciation rights will be settled in kind in an amount per share equal to the transaction price minus the aggregate exercise price of such options or stock appreciation rights.

Transferability of Awards

Incentive stock options are not transferable, other than by will or by the applicable laws of descent and distribution. To the extent approved by the committee in accordance with the terms of the Amended Incentive Plan, other awards (including nonqualified stock options) granted under the Amended Incentive Plan that are vested are transferable, but only for no consideration, to family members or to trusts for the benefit of such family members or to such other permitted transferees to the extent covered under a Form S-8 Registration Statement under the Securities Act of 1933, as amended.

Federal Tax Consequences to Participants as a Result of Receiving an Award under the Incentive Plan

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the Amended Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to participants before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax, or AMT, rules apply, in which case AMT taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units

A participant generally will not recognize taxable income upon grant of restricted stock units. Instead, the participant generally will recognize ordinary income at the time the restricted stock units are settled equal to the fair market value of the shares on the settlement date less the amount, if any, paid for the shares.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the exercised shares on the exercise date and the corresponding exercise price of the stock appreciation right. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to the participant before exercise of an award, and may be subject to additional taxes under Section 409A and comparable state laws.

Dividend Equivalents

A participant generally will recognize ordinary income each time a payment is made or shares are received pursuant to the dividend equivalent equal to the fair market value of the payment made or shares received. If the dividend equivalents are deferred, additional requirements must be met to ensure that the dividend equivalents are taxable upon deferred receipt of cash or shares.

Deferred Stock Awards

A participant generally will not have taxable income upon the grant of a deferred stock award. Instead, a participant generally will recognize ordinary income at the time of the receipt of the shares subject to the award equal to the difference between the fair market value of the shares at the time of receipt and the amount, if any, paid for the shares. However, an employee participant will be subject to employment taxes (FICA and, where applicable, state disability insurance taxes) at the time a deferred stock award vests, even if the participant has not yet received the shares subject to the award. We do not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, the recipient could be liable for taxes, interest and penalties. In addition, the recipient could be liable for additional taxes, penalties and interest as a result of Section 409A and/or comparable state laws.

Tax Effects as a Result of Grants of Awards under the Incentive Plan

We generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Amended Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our certain executive officers. Under Section 162(m), the annual compensation paid to any of these executive officers will be deductible only to the extent that such compensation does not exceed $1,000,000 unless such excess compensation satisfies the performance-based compensation exemption. In past years, including fiscal 2017, we have generally designed our performance-based equity awards to maintain federal tax deductibility for executive compensation under Section 162(m). However, the Tax Cuts and Jobs Act, enacted in December 2017, repealed the performance-based compensation exemption with respect to tax years beginning after December 31, 2017 other than with respect to written binding arrangements in place on November 2, 2017 that are not later materially modified. While we intend for our performance-based equity awards granted prior to November 2, 2017 to qualify for exemption under Section 162(m), we cannot guarantee that such awards will in fact qualify given the fact-based nature of the performance-based compensation exemption under Section 162(m) and the limited availability of binding guidance thereunder.

Amendment and Termination of Amended Incentive Plan

The Board generally may amend or terminate the Amended Incentive Plan at any time and for any reason, subject to participant consent in certain circumstances. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements or if so determined by the Board. By its terms, the Amended Incentive Plan will automatically terminate on March 25, 2025, unless its term is extended or it is earlier terminated by the Board. In addition, as mentioned above and subject to limited exceptions, the committee may not reduce the exercise price of stock options or stock appreciation rights, including cancelling an existing stock option or stock appreciation right having an exercise price that exceeds the fair market value of the underlying stock in exchange for a new award (including a stock option or stock appreciation right), cash, other consideration, or a combination thereof, without prior consent from our stockholders.

Recoupment of Awards

In the event of a restatement of incorrect financial results, the committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

New Plan Benefits

The Amended Incentive Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Amended Incentive Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors will be entitled to receive restricted stock units under the Amended Incentive Plan on the date of our 2018 Annual Meeting of Stockholders. The following table summarizes the restricted stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2018 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the

Amended Incentive Plan. All other future awards to directors, executive officers, employees and consultants of the company under the Amended Incentive Plan are discretionary and cannot be determined at this time.

Name and position	Dollar value	Number of shares
Laura Alber	—	—
Director, President and Chief Executive Officer
Julie Whalen	—	—
Executive Vice President, Chief Financial Officer
Alex Bellos	—	—
President, West Elm Brand
Marta Benson	—	—
President, Pottery Barn Brand
James Brett	—	—
Former President, West Elm Brand
Janet Hayes	—	—
President, Williams Sonoma Brand
All current executive officers as a group (6 persons)	—	—
All current directors who are not executive officers as a group (9 persons)(1)	$1,566,250	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	The number of shares subject to each non-employee director’s restricted stock units will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the Incentive Plan, since it originally became effective through April 2, 2018.

Name and position(1)	Number of shares subject to stock awards
Laura Alber(2)	2,663,254
Director, President and Chief Executive Officer
Julie Whalen	363,422
Executive Vice President, Chief Financial Officer
Alex Bellos	67,703
President, West Elm Brand
Marta Benson	87,117
President, Pottery Barn Brand
James Brett	500,400
Former President, West Elm Brand
Janet Hayes	483,957
President, Williams Sonoma Brand
All current executive officers as a group (6 persons)	3,865,729
All current directors who are not executive officers as a group (9 persons)(3)	293,451
All employees, including all current officers who are not executive officers, as a group	23,513,373

(1)	No awards have been granted under the Incentive Plan to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the Incentive Plan since its inception.

(2)	Ms. Alber is also a nominee for election as a director.

(3)	This group includes all current directors other than Ms. Alber.

Equity Compensation Plan Information

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 28, 2018.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	2,508,323	$30.91	6,013,782
Equity compensation plans not approved by security holders	—	—	—

(1)	This reflects our 2001 Long-Term Incentive Plan and includes stock appreciation rights and 1,904,304 outstanding restricted stock units and performance stock units, which are reflected at target.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units or performance stock units as they have no purchase price.

Recommendation that the 2001 Long-Term Incentive Plan be Amended and Restated

We believe that the Amended Incentive Plan and the approval of its material terms are essential to our continued success. Our employees are our most valuable asset. Equity awards such as those provided under the Amended Incentive Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the Amended Incentive Plan will enable us to continue to grant such awards to executives, other eligible employees and our non-employee directors. If our stockholders do not approve this Proposal Two, the Amended Incentive Plan and the share increase and other amendments described above will not become effective.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and the applicable SEC rules. This proposal is commonly known as a “Say on Pay” proposal, and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate a highly qualified executive team to support our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns. Further in alignment with stockholder interests, each of our Named Executive Officers is subject to a stock ownership requirement. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times his or her base salary in shares of common stock.

Fiscal 2017 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation decisions were made by the Compensation Committee for fiscal 2017.

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Adjustments to Base Salary: The base salary of our Chief Executive Officer remained unchanged and the base salary for our other Named Executive Officers was increased for market adjustments or, in the case of Mr. Bellos and Ms. Benson, to reflect the additional responsibilities related to their promotion to President, West Elm Brand in June 2017 and President, Pottery Barn Brand in March 2017, respectively.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2017 performance based on the company’s earnings per share goal, the achievement of positive net cash provided by operating activities, business unit performance and the individual performance of our Named Executive Officers.

•

Performance-Based and Time-Based Equity: In fiscal 2017, our Named Executive Officers were granted performance stock units (PSUs) with variable payout based on a three-year performance metric and restricted stock units (RSUs) with both performance and service vesting. The PSUs granted in fiscal 2017 vest 100% after three years based upon achievement of pre-established earnings goals. The RSUs granted in fiscal 2017 vest 25% per year over a four-year period beginning on the grant date, subject to the achievement of positive net cash provided by operating activities in fiscal 2017, which has been achieved.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2017 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2018 Annual Meeting of

Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 3, 2019. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending February 3, 2019, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements for the last 38 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2017, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,392,000 for fiscal 2017 and $2,142,000 for fiscal 2016 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Tax Fees

Deloitte billed approximately $55,000 for fiscal 2017 related to tax consultation services and $100,000 for fiscal 2016 related to tax compliance services, which included consultation for the preparation of our federal tax return.

All Other Fees

Deloitte billed a total of approximately $11,000 for fiscal 2017 and $32,000 for fiscal 2016 for all other fees. All other fees consisted of sustainability consulting fees and license fees related to the use of Deloitte’s online accounting research tool.

During fiscal 2017 and 2016, Deloitte did not perform any prohibited non-audit services or audit-related services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or tax consulting services. All fees paid to Deloitte for fiscal 2017 and fiscal 2016 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2019.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees,” we perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;

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Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review and recommend policies related to dividend, stock repurchase and foreign currency programs; and

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Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

In performing these functions, we took the following actions, among other things, related to fiscal 2017:

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Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2017 and unaudited quarterly condensed consolidated financial statements for fiscal 2017 with management and Deloitte;

•	Reviewed, discussed with management and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management and approved all company earnings and guidance press releases;

•	Reviewed and discussed the company’s internal controls over financial reporting with management and Deloitte, including the evaluation framework and subsequent assessment of effectiveness;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

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Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

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Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.

During fiscal 2017, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2017 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sabrina Simmons, Chair

Robert Lord

Grace Puma

Christiana Smith Shi

*	This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 2, 2018. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura Alber Age 49	*

Julie Whalen Age 47	• Executive Vice President, Chief Financial Officer since 2012 • Treasurer, 2011 – 2014 • Senior Vice President, Controller, 2006 – 2012 • Vice President, Controller, 2003 – 2006

Alex Bellos Age 33

•  President, West Elm Brand since 2017

•  Senior Vice President, General Manager, Rejuvenation, 2013 – 2017

•  Vice President, Strategy and Development, 2010 – 2013

•  Various Retail Operations and Finance Roles, 2008 – 2010

Marta Benson Age 55

•  President, Pottery Barn Brand since 2017

•  Executive Vice President, Pottery Barn Merchandising, 2015 – 2017

•  Senior Vice President, Business Development, 2011 – 2015

•  Chief Executive Officer, Gump’s, 2006 – 2011

Janet Hayes Age 50

•  President, Williams Sonoma Brand since 2013

•  President, Mark and Graham Brand since 2017

•  President, Pottery Barn Kids and PBteen Brands, 2010 – 2013

•  Executive Vice President, Pottery Barn Kids and PBteen Brands, 2008 – 2010

•  Senior Vice President and General Merchandising Manager, Pottery Barn, 2007 – 2008

David King Age 49

•  Executive Vice President, General Counsel and Secretary since 2017

•  Senior Vice President, General Counsel and Secretary, 2011 – 2017

•  Vice President, Deputy General Counsel, 2010 – 2011

•  Vice President, Associate General Counsel, 2006 – 2010

•  Director, Associate General Counsel, 2004 – 2006

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 14 of this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation program, the compensation decisions we made under our program, and the reasoning underlying those decisions. This discussion and analysis focuses on the compensation of our “Named Executive Officers,” who in fiscal 2017 were:

Laura Alber	Director, President and Chief Executive Officer

Julie Whalen	Executive Vice President, Chief Financial Officer

Alex Bellos	President, West Elm Brand

Marta Benson	President, Pottery Barn Brand

James Brett	Former President, West Elm Brand

Janet Hayes	President, Williams Sonoma Brand

James Brett resigned as President, West Elm Brand effective June 5, 2017.

Executive Summary

Our compensation decisions begin with the objective of paying for performance. For fiscal 2017, the Compensation Committee took the following steps in support of the company’s executive pay-for-performance philosophy:

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Continued to grant performance stock units (PSUs) as part of our equity program, with variable payout based on a compound annual earnings goal and subject to 100% cliff vesting at the end of the three-year performance period.

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Set a fiscal 2017 earnings per share target under our annual bonus plan that required an increase over our actual earnings per share for fiscal 2016 and did not increase target cash bonus percentages for our Named Executive Officers.

Further, the Compensation Committee added the following components beginning in fiscal 2018 to further support the company’s pay-for-performance philosophy and to align with compensation governance best practices:

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Revised our PSU program to reward performance across four metrics that include sales, earnings, return on invested capital and operating cash flow, which we believe will properly incentivize and motivate our executive team to achieve key indicators of company performance.

•	Adopted a clawback policy that allows the Compensation Committee to recoup cash and equity awards in the event of a financial restatement.

Fiscal 2017 Performance Highlights

Fiscal 2017 was another year of solid performance for our company, driven by growth in both e-commerce and retail revenues over last year. Fiscal 2017 financial achievements included:

•	Net Revenue growth of 4.1% to $5.292 billion

•	GAAP diluted earnings per share of $3.02

•

Non-GAAP diluted earnings per share of $3.61, representing a 5.2% increase over last year. GAAP earnings per share was adjusted to exclude the impact of the Tax Cut and Jobs Act, severance related expenses, and our acquisition of Outward, Inc. (1)

•	Comparable brand revenue growth of 3.2% driven by:

•	a 1.0% increase in comparable growth by the Pottery Barn Brand, which is a 450 basis point increase over last year

•	a 3.2% increase in comparable growth by the Williams-Sonoma Brand

•	an eighth consecutive year of double-digit comparable growth in the West Elm Brand at 10.2%

•	Rejuvenation, Mark & Graham, and our company owned global businesses all generated another year of double digit profitable revenue growth

•	E-commerce net revenues grew 5.5% to $2.778 billion and generated 52.5% of total net revenues in fiscal 2017, compared to 51.8% in fiscal 2016

•	Return on Equity of 21.2%

•	Return on Assets of 9.9%

•	Return on Invested Capital of approximately 16% (1)

•	Generation of $500 million in operating cash flow

•	Cash returned to stockholders totaling $331 million

(1)	A reconciliation of the GAAP to non-GAAP diluted earnings per share and definition of Return on Invested Capital may be found in our Form 8-K filed with the Securities and Exchange Commission on March 14, 2018.

In addition to absolute year-over-year performance, sustained company performance against our peers and retail industry is reviewed and considered when making compensation decisions and to confirm that the compensation program has been effective in incenting and linking performance with appropriate rewards. According to Standard & Poor’s Capital IQ, when comparing our three-year performance against our peer group across Return on Equity, Return on Assets, Return on Invested Capital, and Net Income metrics, we performed at the 71st percentile.

We also consider how our performance results were achieved. Our company values guide the way we think about and approach our business, and we measure executive performance with respect to these values as we make compensation decisions. This assessment is reflected in the compensation recommendations that our Chief Executive Officer makes to the Compensation Committee with respect to the other Named Executive Officers and the Compensation Committee’s decisions with respect to the compensation of our Chief Executive Officer.

Our Values

Everything we do revolves around our mission to enhance our customers’ lives at home. We are committed to quality and service, and delivering an inspiring retail experience. Our core values include:

People First

We believe that our company has no limit and is driven by our associates and their imagination. We are committed to an environment that attracts, motivates and recognizes high performance.

Customers

We are here to please our customers – without them, nothing else matters.

Quality

We take pride in everything we do. From our people to our products, and in our relationships with business partners and our community, quality is our signature.

Stockholders

We are committed to providing a superior return to our stockholders. It’s everyone’s job.

Integrity

We do business with the highest level of integrity. Every day, in everything we do.

Corporate Responsibility

We will build sustainability into every corner of our enterprise so that our continued financial success will enhance the lives of our many stakeholders, the communities where we have a business presence and the natural environment upon which we rely.

Our Compensation Program Aligns and Advances Executive and Stockholder Interests

Our compensation program is constructed to attract, motivate and retain exceptional executives in support of our primary objective to create long-term value for stockholders. Fundamentally, we believe that earnings and earnings per share, or EPS, are primary drivers of long-term stockholder value creation and, as such, each executive’s bonus payout is dependent on the company’s achievement of an EPS goal.

The chart below illustrates the year-over-year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as the EPS level at which our annual bonus plan funded for that year. Our performance goal is consistently set higher than both the previous year’s target and actual EPS performance.

Similarly, our stock ownership guidelines and time-based equity compensation align our executives’ interests and experience directly with our stockholders’ interests, and emphasize the objective of sustained growth in our stock price over the long term. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times his or her base salary in shares of common stock. We believe this focus on earnings growth and long-term stock price appreciation appropriately aligns executive and stockholder interests.

Alignment of Pay and Performance

Our executive compensation program is designed to align real pay delivery with performance. Ninety percent of the compensation for our Chief Executive Officer and an average of 86% of the compensation for our other named executive officers is dependent on performance under our short and long-term incentive-based programs.

The charts below illustrate the proportion of each element of our Named Executive Officers’ and our Chief Executive Officer’s fiscal 2017 compensation as reported in the Summary Compensation Table on page 56.

As shown above, 69% of the compensation for the Chief Executive Officer and 72% of the compensation for the other Named Executive Officers is delivered through long-term incentives, both in the form of time-based restricted stock units and performance-based restricted stock units, such that a significant portion of the realizable pay for each executive is tied directly to the company stock price and the achievement of a pre-established three-year compound annual earnings goal.

Compensation Governance

We maintain compensation practices that are aligned with prevalent and sustainable corporate governance principles intended to encourage actions that are in the long-term interests of stockholders and the company, and discourage actions such as excessive risk-taking and other actions contrary to the long-term interests of stockholders. Below, we highlight key elements of our compensation governance.

Compensation Practices We Follow

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We pay for performance. With the exception of base salary and benefits, our compensation elements are incentive-based or tied to company stock performance. Variable pay constitutes over 80% of total target compensation for our Named Executive Officers other than our Chief Executive Officer, whose variable pay for fiscal 2017 was 90% of total target compensation.

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We structure each element of compensation with a specific purpose. Our process for making compensation decisions involves a strategic review of the role and the level of each element of compensation, as well as the balance of short-term and long-term compensation opportunities.

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We set meaningful stock ownership guidelines. Our expectations for stock ownership align executives’ interests with those of our stockholders as described in more detail in the section entitled “Executive Stock Ownership Guidelines” below.

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We review our equity plan share usage regularly. On an annual basis, the Compensation Committee reviews and evaluates our share dilution, burn rate and overhang levels with respect to equity compensation plans and their impact on stockholder dilution. The Compensation Committee is also provided this information at each committee meeting.

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We provide limited perquisites. Our Named Executive Officers are not provided with any special perquisites or benefits that are not otherwise offered broadly to associates of the company, with the exception of $12,000 in financial consulting services offered to a limited number of executives to address the complexity of the executives’ financial circumstances and to help them maximize the benefit of the compensation we provide to them.

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We adopted double-trigger, not single-trigger, change in control benefits. Our Management Retention Plan provides for accelerated vesting of equity awards and salary and bonus payouts after a change in control, but only if an executive is involuntarily terminated without cause or separates for good reason.

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We consider the views of stockholders on an annual basis. We provide stockholders with an annual Say on Pay advisory vote, and the Compensation Committee reviews and takes into account the results of this vote. In fiscal 2017, following the 2017 Say on Pay vote, the Compensation Committee reviewed the comments from proxy advisory firms, which included the following recommendations:

•	Differentiate metrics between annual bonus and PSU program;

•	Incorporate more than one performance metric for our PSU program; and

•	Adopt a clawback policy.

In response, the Compensation Committee made the following changes beginning in fiscal 2018 to our executive compensation program:

•	Maintained EPS as the metric for our annual bonus plan, but moved away from a single earnings metric in our PSU program;

•	Revised our PSU program to include four metrics that include sales, earnings, return on invested capital and operating cash flow goals; and

•	Adopted a clawback policy.

•	We engage an independent compensation consulting firm. The Compensation Committee’s independent consultant does not provide any other advisory or consulting services to the company.

Compensation Practices We Do Not Follow

•	We do not provide “golden parachute” excise tax gross-ups.

•	We do not allow hedging, pledging or short sales of company stock.

•	We do not pay dividends on unvested performance-based RSUs and PSUs.

•	We do not grant stock options or stock appreciation rights with exercise prices below 100% of fair market value.

•	We do not allow repricing underwater stock options or stock appreciation rights without stockholder approval.

•	We do not permit personal use of our corporate aircraft.

Roles in Determining Executive Compensation

The Compensation Committee makes compensation decisions related to the compensation of the Named Executive Officers with the input and recommendations of the Chief Executive Officer (other than with respect to her own compensation). Management provides the Compensation Committee with analyses and recommendations developed internally with the Chief Executive Officer. The Compensation Committee reviews these materials with its compensation consultant and considers the consultant’s advice as part of its decision-making process, including the consultant’s advice regarding the selection of appropriate peers for inclusion in the company’s proxy peer group. With respect to the Chief Executive Officer’s base salary, the Compensation Committee makes a recommendation to the independent members of the Board of Directors, and all independent Directors determine any base salary adjustments for the Chief Executive Officer.

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers the accounting and tax implications of each compensation element, as well as stockholder dilution in the case of equity awards. The Compensation Committee updates the Board of

Directors regarding compensation decisions for executives and for the Chief Executive Officer, with the exception of adjustments to her base salary, which are determined by the independent members of the Board, as described above. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on the company’s website at ir.williams-sonomainc.com/governance.

In making compensation decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes each of the following:

•	Each Named Executive Officer’s achievement of established financial and operating objectives for that executive’s area of responsibility;

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The compensation opportunity for each Named Executive Officer relative to the compensation opportunity disclosed by companies in the proxy peer group for the officer’s corresponding position, for each compensation element;

•	Internal positioning among the Named Executive Officers; and

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Whether the vesting schedule and value of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being deliberated and established) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data, and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and growth potential, as well as their equity position and potential for wealth accumulation. Other members of management are also present at portions of Compensation Committee meetings to provide background information regarding the company’s business and strategic objectives.

Role of Independent Compensation Committee Consultant

F.W. Cook is the independent executive compensation consultant for the Compensation Committee. F.W. Cook provides services only as directed by the Compensation Committee and has no other relationship with the company. The Compensation Committee has reviewed its relationship with F.W. Cook and has identified no conflicts of interest.

In fiscal 2017, F.W. Cook provided the Compensation Committee with publicly disclosed proxy data related to Named Executive Officer compensation. The Compensation Committee occasionally requests that F.W. Cook attend its meetings and receives from F.W. Cook, on an annual basis, an in-depth update on general and retail industry compensation trends and developments.

In addition, in fiscal 2017, the Compensation Committee asked F.W. Cook to evaluate the risk inherent in our executive and non-executive compensation programs. Their report concluded that, among other things:

•	The company’s executive compensation program is designed to encourage behaviors aligned with the long-term interests of stockholders;

•

There is appropriate balance in short-term versus long-term pay, cash versus equity, recognition of corporate versus business unit performance, financial versus non-financial goals, and use of formulas and discretion; and

•	Policies are in place to mitigate compensation risk, such as stock ownership guidelines, insider trading prohibitions and disclosure requirements, and independent Compensation Committee oversight.

After considering this evaluation, the Compensation Committee concluded that our compensation programs do not encourage executives to take on business and operating risks that are reasonably likely to have a material adverse effect on the company.

Role of Market Data

The Compensation Committee, the Chief Executive Officer and management believe that knowledge of general market practices and the specific compensation practices of our proxy peer group, listed below, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. When target total direct compensation was set at the beginning of fiscal 2017, the Compensation Committee confirmed the resulting competitive positioning was appropriate for each executive given their individual experience, complexity of role, business unit performance, and the company’s consistently strong operating performance and sustained revenue and earnings growth in recent years.

Our Proxy Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the company’s executives. The Compensation Committee evaluates this proxy peer group on an annual basis to ensure that the companies selected remain appropriate. The proxy peer group for fiscal 2017 was selected by the Compensation Committee based on the guiding criteria described below, with advice from F.W. Cook. Certain proxy peer companies may not meet all selection criteria, but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The proxy peer group guiding criteria for fiscal 2017 was as follows:

1.	Company Classification in the Global Industry Classification Standard in one of the following:

•	Home Furnishing Retail;

•	Apparel Retail; or

•	Department Stores;

2.	Revenues between $1.5 billion and $14 billion;

3.	Market capitalization greater than $250 million and less than $40 billion;

4.	Current peer listed by a proxy advisory firm;

5.	Among the top 100 e-retailers or an operator of multiple brands; and

6.	Positive total stockholder return over the last one and three-year periods.

Our Fiscal 2017 Proxy Peer Group

For fiscal 2017, the Compensation Committee reviewed the proxy peer group guiding criteria against our current revenues and market capitalization. In addition, the Compensation Committee considered compensation peer companies used by proxy advisory firms, other major e-retailers, and other major retailers with sustained positive total stockholder return. Upon completion of its review, the Compensation Committee did not make any changes for fiscal 2017.

For fiscal 2017, our proxy peer group consisted of the following 15 companies:

American Eagle Outfitters, Inc.	Nordstrom, Inc.
Bed Bath & Beyond Inc.	Ralph Lauren, Corporation
Coach, Inc.	Restoration Hardware Holdings, Inc.
Foot Locker, Inc.	Ross Stores, Inc.
The Gap, Inc.	Tiffany & Co.
L Brands, Inc. Levi Strauss & Co.	Urban Outfitters, Inc. V.F. Corporation
lululemon athletica inc.

The following table provided by F.W. Cook, based on publicly available information as of April 2, 2018, provides a financial overview of the proxy peer group companies in order to compare their revenues, net income, and market capitalization as a group relative to the company.

	Latest 4 Qtr Net Revenue (in millions)	Latest 4 Qtr Net Income (in millions)	Market Capitalization (in millions) (as of 4/2/2018)
75th Percentile	$12,339	$557	$11,933
Average	$8,190	$433	$10,914
Median	$6,219	$319	$9,559
25th Percentile	$3,983	$231	$4,291
Williams-Sonoma, Inc.	$5,292	$260	$4,146

Overview of Chief Executive Officer Compensation

Ms. Alber’s incentive based compensation for fiscal 2017 was determined based on achievement of company financial performance, as highlighted above in “Fiscal 2017 Performance Highlights,” and her leadership accomplishments, which included:

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Successful interim assumption and transition of responsibilities to new members of her executive team following the unplanned resignations of three senior executives: Mr. Brett; our former President, Pottery Barn Brands; and our former Chief Digital and Technology Officer;

•	Acquisition and integration of Outward, Inc.; and

•	Execution against strategic initiatives that drove the financial results highlighted above.

Ninety percent of Ms. Alber’s total compensation opportunity for fiscal 2017 is comprised of variable incentive-based compensation, which aligns with and rewards advancing stockholders’ interests. Ms. Alber’s realized pay is also impacted by whether the aggressive performance targets established in the PSU program are achieved. For example, the PSUs awarded in 2014 and 2015 did not meet the threshold earnings growth goals and therefore did not vest. This resulted in a total forfeiture of approximately 45% of the target total compensation opportunity awarded to Ms. Alber in 2014 and 2015.

Components of Our Compensation Program, 2017 Decisions and the Decision-Making Process

Our compensation program for our Named Executive Officers is made up of the four components listed below, which are designed to create long-term value for stockholders and to attract, motivate and retain outstanding executives.

Compensation Component	Purpose

Base Salary	• Provides a competitive minimum level of fixed compensation based on an executive’s role and responsibilities.
Annual Cash Bonus	• Motivates and rewards achievement toward our annual business and strategic objectives with cash that varies based on results.
Long-Term Incentives (e.g. equity compensation awards)

•  Encourage our executive team to work toward the company’s long-term growth, provide variable payout opportunities that reward the creation of sustained and long-term earnings growth and stockholder value, and offer meaningful incentives to remain with the company.

Benefits	• Enhance our compensation program with significant and market-competitive health, welfare, financial planning and retirement benefits.

Base Salary

In March 2017, the Compensation Committee reviewed and set the fiscal 2017 base salaries of our Named Executive Officers, other than Mr. Bellos and Ms. Benson, based on overall company performance and performance relative to our proxy peer companies, an analysis of each executive’s position relative to executives in our proxy peer group, other market data, each executive’s experience (as well as past, current and anticipated contributions to the company’s success), and the Chief Executive Officer’s recommendations (other than with respect to her own base salary). Following this review, the base salaries for such Named Executive Officers, other than the Chief Executive Officer, were increased.

Base salaries for Mr. Bellos and Ms. Benson were determined as part of their respective promotions. In determining their base salaries, the Compensation Committee reviewed market data for similar roles with reference to their current compensation and their respective increased duties and responsibilities.

In executive session at a meeting in March 2017, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary. The Compensation Committee concluded that Ms. Alber’s base salary would remain unchanged for fiscal 2017.

The following table shows the fiscal 2016 and fiscal 2017 base salaries for the Named Executive Officers.

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary
Laura Alber	$1,400,000	$1,400,000
Julie Whalen	$750,000	$800,000
Alex Bellos	—	$650,000
Marta Benson	—	$700,000
James Brett	$1,000,000	$1,100,000
Janet Hayes	$925,000	$1,100,000

Annual Cash Bonus

Cash bonuses are awarded to our Named Executive Officers under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each Named Executive Officer and threshold, target and maximum EPS goals under the Bonus Plan which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a primary performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each Named Executive Officer subject to the Compensation Committee’s discretion to reduce such amount. For fiscal 2017, this goal was positive net cash flow provided by operating activities as provided on the company’s consolidated statements of cash flows. This primary goal was met in fiscal 2017, and the Compensation Committee used negative discretion to determine the actual payout to each Named Executive Officer based on achievement of the EPS goal and each individual’s performance, as described below.

Fiscal 2017 Bonus Targets

At a meeting held in March 2017, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each Named Executive Officer, other than Mr. Bellos and Ms. Benson. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•	Each executive’s respective responsibilities;

•	The bonus targets set by our proxy peers;

•	The relationship of the bonus target to other compensation elements; and

•	Whether the established bonus targets are effective in motivating our executives to deliver strong performance.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2017.

In executive session at a meeting in March 2017, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target and concluded that her bonus target would remain unchanged for fiscal 2017 as her target total cash compensation was properly positioned and commensurate with her current duties and responsibilities.

The bonus targets for Mr. Bellos and Ms. Benson were established by the Compensation Committee as part of their respective promotions, informed by the same factors listed above for the other Named Executive Officers.

The target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2016 and fiscal 2017 are listed below for each Named Executive Officer.

Named Executive Officer	Fiscal 2016 Target Bonus (as a Percentage of Base Salary)	Fiscal 2017 Target Bonus (as a Percentage of Base Salary)
Laura Alber	150%	150%
Julie Whalen	100%	100%
Alex Bellos	—	100%
Marta Benson	—	100%
James Brett	100%	100%
Janet Hayes	100%	100%

Our Bonus Performance Goal – EPS

The pool from which executive bonuses are paid depends on our achievement of EPS goals established by the Compensation Committee. For fiscal 2017, the Compensation Committee set a diluted EPS target of $3.64. Actual EPS is measured under the Bonus Plan by excluding the impact of extraordinary non-recurring charges or unusual items and the effect of changes in accounting principles from GAAP EPS for fiscal 2017. The bonus pool was funded at $3.61, which was at 95% of target. The target performance goal required significant improvement over fiscal 2016 results. The threshold goal also required an overall increase in annual EPS over fiscal 2016 results for bonuses to be paid under the Bonus Plan in fiscal 2017.

Individual Bonus Objectives

Once the bonus pool has been funded based on EPS performance under the Bonus Plan, individual performance is assessed in order to determine the payout of bonuses from the pool. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum amount payable to the executive based on our achievement of the primary positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2018, the Compensation Committee reviewed the fiscal 2017 performance of each Named Executive Officer and considered the recommendations of the Chief Executive Officer for Named Executive Officers other than herself. For fiscal 2017, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each Named Executive Officer, which were informed by the following factors:

•	Achievement of established financial and operating objectives for the company and each business unit; and

•

A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance).

Examples of these accomplishments include a 190 basis point increase in Williams Sonoma Brand comparable brand revenue growth, a 450 basis point increase in Pottery Barn Brand comparable brand revenue growth, 10.2% comparable revenue growth in the West Elm Brand, an overall increase in e-commerce net revenue of 5.5% and the generation of $500 million in operating cash flow that allowed us to return $331 million to our stockholders.

Named Executive Officer	Fiscal 2017 Bonus Amount*	Fiscal 2017 Actual Bonus (as a Percentage of Target)
Laura Alber	$3,000,000	143%
Julie Whalen	$750,000	94%
Alex Bellos	$750,000	115%
Marta Benson	$750,000	107%
James Brett	—	—
Janet Hayes	$1,300,000	118%

*	Reflects the Compensation Committee’s exercise of discretion to reduce the maximum amount payable to the executive under the Bonus Plan for fiscal 2017.

Long-Term Incentives

The third component of the company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the company.

In fiscal 2017, equity was granted to our Named Executive Officers in the form of PSUs and RSUs. PSUs were granted with variable payout based on a compound annual earnings goal and subject to 100% cliff vesting at the end of the three-year performance period. PSUs earned are variable based on actual earnings performance (subject to certain pre-established adjustments) relative to target with no PSUs earned for below threshold performance, 50% of target earned for threshold performance, 100% of target earned for target performance, and 200% of target earned for maximum performance and above. RSUs were granted with a performance-based vesting requirement and a time-based vesting schedule of 25% per year over four years. The Compensation Committee believes that granting equity in the form of RSUs and PSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool. In determining the long-term incentive awards for fiscal 2017, the Compensation Committee considered relevant market data, the strong experience and individual performance of the executive team, the realizable pay relative to previously granted PSUs, and the unvested value of equity awards remaining in fiscal 2017. The target number of PSUs granted to our Chief Executive Officer represented 50% of the total number of equity awards granted to her in fiscal 2017, which is in line with market practice among our peer group. For Ms. Whalen, Mr. Brett and Ms. Hayes, the PSUs represented 30% of the total number of equity awards granted to each of them. Mr. Bellos and Ms. Benson received 20% of their awards in PSUs in connection with their respective promotions.

The Compensation Committee established the three-year earnings growth goals for the PSUs by reference to our three-year earnings growth plan, which was presented to and reviewed by our Board of Directors. We believe that the goals were set at challenging levels and are fully aligned with the long-term interests of our stockholders. As noted above, in 2018 we revised our PSU program to include four performance metrics that include sales, earnings, return on invested capital and operating cash flow.

The performance criterion for the fiscal 2017 performance-based RSUs required that the company achieve positive net cash flow provided by operating activities in fiscal 2017 as provided on the company’s consolidated statements of cash flows. The performance criterion for fiscal 2017 was achieved.

In determining the type and number of equity awards granted to each Named Executive Officer, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•	The executive’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to each executive;

•	The executive’s outstanding equity awards;

•	The vesting schedule of the executive’s outstanding equity awards;

•	The relative value of awards offered by peer companies to executives in comparable positions;

•	The appropriate mix between long-term incentive awards and other types of compensation, such as base salary and bonus; and

•	Additional factors, including increased responsibilities, succession planning and retention strategy.

The Compensation Committee believes that each factor influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee took into account a number of factors, including the company’s performance and the assessment by the Compensation Committee of the Chief Executive Officer’s performance.

Equity grants approved by the Compensation Committee in May 2017, or June 2017 as in the case of Mr. Bellos, were as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura Alber	92,506	92,506
Julie Whalen	44,402	11,100
Alex Bellos(1)	24,757	6,189
Marta Benson	22,201	5,550
James Brett	100,832	19,426
Janet Hayes	75,854	16,651

(1)	This reflects the equity grant approved by the Compensation Committee to Mr. Bellos in connection with his promotion to President, West Elm Brand in June 2017.

PSUs Granted in Fiscal 2015

In fiscal 2015, the Compensation Committee granted PSUs to our Chief Executive Officer and Named Executive Officers. The Chief Executive Officer received PSUs weighted at 50% of her long-term incentives and the other Named Executive Officers received PSUs weighted at 30% of each of their long-term incentives. The PSUs granted in fiscal 2015 were granted with a cumulative three-year earnings growth target based on compound annual earnings growth. Additionally, for purposes of calculating the earnings growth rate, certain unusual business events occurring after the grant date were excluded from the calculation pursuant to predetermined exclusions. However, other unusual events occurring after the grant date could not be excluded from the calculation. Therefore, as a result of a declining retail environment, and the inability to exclude certain items that were excludable for purposes of calculating our non-GAAP earnings, the threshold cumulative three-year compound annual earnings growth rate of 3% was not satisfied and the PSUs did not vest.

Special Awards Granted in Fiscal 2017

In fiscal 2017, the Compensation Committee granted special equity awards to Ms. Hayes, Mr. Brett, and Ms. Whalen. These special equity awards were granted with respect to each executive’s strong individual performance, and strong business unit and company performance, and to address retention concerns.

In June 2017, the Compensation Committee approved a special, discretionary sign-on bonus of $660,000 to

Mr. Bellos in connection with his promotion to President, West Elm Brand, which required that he relocate from Portland, Oregon to Brooklyn, New York. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Bellos leaves the company or is terminated for cause within five years from the effective date of his promotion. We also provided certain relocation benefits to Mr. Bellos in connection with his promotion, as detailed in the Other Annual Compensation from Summary Compensation table on page 57.

Benefits Provided to Named Executive Officers

All of the benefits offered to our Named Executive Officers are offered broadly to our full-time associates, except that a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements and helps our Named Executive Officers maximize the compensation we pay to them. The value of the benefits offered to each of the Named Executive Officers is detailed in the Other Annual Compensation from Summary Compensation Table on page 57.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our Named Executive Officers. Executive stock ownership supports the company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

President and Chief Executive Officer:	Five times Base Salary
Other Named Executive Officers:	Two times Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. All of our Named Executive Officers meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level.

Double-Trigger Change of Control Provisions

Each of our Named Executive Officers is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our Named Executive Officers are provided with any type of “golden parachute” excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the company’s objectives of:

•	Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•	Ensuring that our executives remain objective and fully dedicated to the company’s business and strategic objectives at a critical time; and

•	Facilitating a smooth transition should a change in control occur.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our Named Executive Officers and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Severance Protection for the Chief Executive Officer

As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 63, we have entered into severance arrangements with Ms. Alber providing for certain severance benefits in the event of a termination of her employment. The Compensation Committee implemented these arrangements to ensure that she remains focused on the company’s business and strategic objectives rather than potential personal economic exposure under these particular circumstances. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

RSU and PSU Vesting Provisions Upon Retirement

Grants of RSUs, including the performance-based RSUs granted to our Named Executive Officers, include an acceleration feature that provides for full vesting upon retirement, which is defined as leaving the company at age 70 or later, with a minimum of 15 years of service. Grants of PSUs granted to our Named Executive Officers vest on a pro-rata basis subject to achievement of the applicable performance goals in the event of such a retirement. Currently, none of our Named Executive Officers are retirement eligible.

Clawback Policy Following Financial Restatement

In March 2018, our Compensation Committee adopted a clawback policy regarding recovery of past payments or awards in the event of a financial restatement. In such event, the Compensation Committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, our executive officers based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) disallows the deduction of compensation paid to certain executives in excess of $1,000,000 unless it is “qualified performance-based compensation.” The Compensation Committee reviews the potential impact of Section 162(m) as it constructs the compensation program and in relation to the level of each element of compensation, but reserves the right to pay non-deductible compensation where appropriate to achieve our business objectives. In past years including fiscal 2017, we have generally designed our annual cash bonus awards and equity awards to maintain federal tax deductibility for executive compensation under Section 162(m). However, the Tax Cuts and Jobs Act, enacted in December 2017, repealed the performance-based compensation exemption with respect to tax years beginning after December 31, 2017, other than with respect to written binding arrangements in place on November 2, 2017 that are not later materially modified. While we intend for bonuses awarded to our executives in fiscal 2017 under our Bonus Plan, as well as the equity awards granted to our executives prior to November 2, 2017, to qualify as performance-based compensation, because of the fact-based nature of the qualified performance-based compensation exception and the limited availability of binding guidance thereunder, we cannot guarantee that any compensation intended to qualify as deductible performance-based compensation so qualifies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2017.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian Bellamy, Chair

Rose Marie Bravo

Anthony Greener

Jerry Stritzke

Frits van Paasschen

Summary Compensation Table for Fiscal 2017, Fiscal 2016 and Fiscal 2015

This table sets forth certain annual and long-term compensation earned by or granted to our Named Executive Officers. For more information on the realized pay of our Named Executive Officers, please see “Overview of Chief Executive Officer Compensation” beginning on page 48 and “PSUs Granted in Fiscal 2015” on page 53.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Laura Alber	2017	$1,400,000	—	$9,999,899	—	$3,000,000	$29,433	$14,429,332
Director, President	2016	$1,400,000	—	$9,999,960	—	$2,400,000	$23,419	$13,823,379
and Chief Executive	2015	$1,373,077	—	$9,999,857	—	$2,600,000	$22,391	$13,995,325
Officer

Julie Whalen	2017	$786,545	—	$2,999,883	—	$750,000	$28,647	$4,565,075
Executive Vice	2016	$750,000	—	$1,999,919	—	$700,000	$28,398	$3,478,317
President, Chief	2015	$736,538	—	$1,799,898	—	$650,000	$33,748	$3,220,184
Financial Officer

Alex Bellos(6)	2017	$457,596	$660,000(7)	$1,999,915	—	$750,000	$176,704	$4,044,215
President, West Elm Brand

Marta Benson(6)	2017	$671,539	—	$1,499,942	—	$750,000	$33,446	$2,954,927
President, Pottery Barn Brand

James Brett	2017	$375,001	—	$6,499,945	—	$—	$86,234	$6,961,180
Former President, West	2016	$1,000,000	—	$3,699,917	—	$1,800,000	$176,015	$6,675,932
Elm Brand	2015	$973,077	—	$3,499,873	—	$1,800,000	$89,488	$6,362,438

Janet Hayes	2017	$1,052,890	—	$4,999,895	—	$1,300,000	$30,964	$7,383,749
President, Williams	2016	$925,000	—	$2,999,939	—	$1,300,000	$113,879	$5,338,818
Sonoma Brand	2015	$918,269	—	$2,599,886	—	$800,000	$58,141	$4,376,296

(1)	Variances in the salary column versus annual base salary rate are a result of the timing of paychecks issued in a given fiscal year and, for fiscal 2015, cash paid in lieu of unused vacation.

(2)	Represents the grant date fair value of awards granted in fiscal 2017, fiscal 2016, and fiscal 2015, as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(3)	The amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $4,999,949 (fiscal 2017), $4,999,980 (fiscal 2016) and $4,999,929 (fiscal 2015); Ms. Whalen – $599,955 (fiscal 2017), $599,964 (fiscal 2016) and $539,931 (fiscal 2015); Mr. Bellos – $299,981 (fiscal 2017); Ms. Benson – $299,978 (fiscal 2017); Mr. Brett – $1,049,975 (fiscal 2017), $1,109,963 (fiscal 2016), $749,951 (fiscal 2015); and Ms. Hayes – $899,987 (fiscal 2017), $899,945 (fiscal 2016) and $779,943 (fiscal 2015). Assuming maximum achievement of the performance goal, the fair market value of those performance stock units would be: Ms. Alber – $9,999,899 (fiscal 2017), $9,999,960 (fiscal 2016) and $9,999,858 (fiscal 2015); Ms. Whalen – $1,199,910 (fiscal 2017), $1,199,927 (fiscal 2016) and $1,079,862 (fiscal 2015); Mr. Bellos – $599,962 (fiscal 2017); Ms. Benson – $599,955 (fiscal 2017); Mr. Brett – $2,099,951 (fiscal 2017), $2,219,926 (fiscal 2016) and $1,499,902 (fiscal 2015); and Ms. Hayes – $1,799,973 (fiscal 2017), $1,799,891 (fiscal 2016) and $1,559,886 (fiscal 2015).

(4)	Represents amounts earned under the Company’s 2001 Incentive Bonus Plan for fiscal 2017, fiscal 2016, and fiscal 2015.

(5)	Details are provided in the Other Annual Compensation from Summary Compensation Table on page 57.

(6)	Mr. Bellos and Ms. Benson each became a Named Executive Officer in fiscal 2017.

(7)	Represents a special, discretionary sign-on bonus of $660,000 that was awarded to Mr. Bellos in connection with his promotion to President, West Elm Brand. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Bellos leaves the company or is terminated for cause within five years from the effective date of his promotion.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Dividend Equivalent Payments(3)	Total
Laura Alber	2017	$3,510	$7,923	$6,000	$12,000	—	$29,433
	2016	$3,510	$7,923	$6,000	$ 5,986	—	$23,419
	2015	$3,510	$6,481	$6,000	$ 6,400	—	$22,391
Julie Whalen	2017	$2,743	$7,904	$6,000	$12,000	—	$28,647
	2016	$2,610	$7,788	$6,000	$12,000	—	$28,398
	2015	$2,301	$7,096	$6,000	$12,000	$ 6,351	$33,748
Alex Bellos	2017	$785	$6,635	—	—	$ 12,053	$176,704	(4)
Marta Benson	2017	$6,470	$7,477	—	—	$ 19,499	$33,446
James Brett	2017	$1,215	$5,538	—	—	$ 79,481	$86,234
	2016	$3,510	$8,335	—	$12,000	$152,170	$176,015
	2015	$3,398	$5,952	—	$12,000	$ 68,138	$89,488
Janet Hayes	2017	$4,805	$8,159	$6,000	$12,000	$ —	$30,964
	2016	$3,240	$7,755	$6,000	$12,000	$ 84,884	$113,879
	2015	$3,215	$6,808	$6,000	$ 9,092	$ 33,026	$58,141

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)	Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers were eligible to participate in our 401(k) plan and received matching contributions from the company of up to $8,100 during calendar 2017. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)	Amounts only include any dividend equivalent payments for any outstanding equity award not disclosed at the time of grant in the executive compensation tables of a prior proxy statement. Excludes the following dividend equivalent payments, which were previously factored into the grant date fair value for such disclosed equity award: Ms. Alber – $306,346 (fiscal 2017), $573,509 (fiscal 2016), and $251,064 (fiscal 2015); Ms. Whalen – $78,964 (fiscal 2017), $180,601 (fiscal 2016), and $26,017 (fiscal 2015); Mr. Brett – $41,612 (fiscal 2017), $12,579 (fiscal 2016) and Ms. Hayes – $109,365 (fiscal 2017), $63,486 (fiscal 2016), and $35,111 (fiscal 2015).

(4)	Includes the following for Mr. Bellos: $87,830 in home sale and purchase assistance, $53,655 in moving and relocation expenses and a $15,746 tax restoration payment, in each case paid pursuant to the company’s relocation policy in connection with his promotion to President, West Elm Brand in June 2017, which required that Mr. Bellos relocate from Portland, Oregon to Brooklyn, New York.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2017.

	Grant Date	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Laura Alber	—	—		—	$2,100,000	$10,000,000	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	92,506	$4,999,949
	5/1/2017	3/22/17	(5)	—	—	—	46,253	92,506	185,012	—	$4,999,949
Julie Whalen	—	—		—	$800,000	$10,000,000	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	18,501	$999,979
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	25,901	$1,399,949
	5/1/2017	3/22/17	(5)	—	—	—	5,550	11,100	22,200	—	$599,955
Alex Bellos	—	—		—	$650,000	$10,000,000	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	9,250	$499,963
	6/5/2017	6/5/17	(4)	—	—	—	—	—	—	24,757	$1,199,972
	6/5/2017	6/5/17	(5)	—	—	—	3,094	6,189	12,378	—	$299,981
Marta Benson	—	—		—	$700,000	$10,000,000	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	22,201	$1,199,964
	5/1/2017	3/22/17	(5)	—	—	—	2,775	5,550	11,100	—	$299,978
James Brett	—	—		—	—	—	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	45,328	$2,449,979
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	55,504	$2,999,991
	5/1/2017	3/22/17	(5)	—	—	—	9,713	19,426	38,852	—	$1,049,975
Janet Hayes	—	—		—	$1,100,000	$10,000,000	—	—	—	—	—
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	37,002	$1,999,958
	5/1/2017	3/22/17	(4)	—	—	—	—	—	—	38,852	$2,099,951
	5/1/2017	3/22/17	(5)	—	—	—	8,326	16,651	33,302	—	$899,987

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)	Because payments under our stockholder-approved 2001 Incentive Bonus Plan were intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m), the Compensation Committee specified a primary performance goal. For fiscal 2017, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities as set forth in the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum shown in the table above; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is met at target. For fiscal 2017, the Compensation Committee set the secondary performance goal as an earnings per share target of $3.64 (excluding extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the Compensation Discussion and Analysis beginning on page 41, the 2001 Incentive Bonus Plan’s primary performance goal was achieved and the secondary performance goal was achieved between threshold and target levels, and the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment shown in the table above.

(3)	Represents the grant date fair value of restricted stock unit and performance stock unit awards granted in fiscal 2017, as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock units granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(4)	Grants of restricted stock units. See the section entitled “Components of our Compensation Program, 2017 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 51 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table for more information regarding these grants.

(5)	Grants of performance stock units. See the section entitled “Components of our Compensation Program, 2017 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 51 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table for more information regarding these grants. The number of performance stock units granted appears in the “Target” column.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on January 28, 2018.

Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Laura Alber	—	—	—	—	—

Julie Whalen	8,465	—	—	$40.87	4/5/2018

Alex Bellos	—	—	—	—	—

Marta Benson	—	—	—	—	—

James Brett	—	—	—	—	—

Janet Hayes	—	—	—	—	—

(1)	Includes grants of stock-settled stock appreciation rights.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Laura Alber	92,506	(2)	$4,940,745	—	—
	—		—	92,506(3)	$4,940,745
	61,566	(4)	$3,288,240	—	—
	—		—	82,088(5)	$4,384,320
	32,675	(6)	$1,745,172	—	—
	—		$—	0(7)	$0
	11,987	(8)	$640,226	—	—
Julie Whalen	18,501	(9)	$988,138	—	—
	—		—	11,100(3)	$592,851
	25,901	(2)	$1,383,372	—	—
	17,238	(4)	$920,682	—	—
	—		—	9,850(5)	$526,089
	8,234	(6)	$439,778	—	—
	—		$—	0(7)	$0
	5,754	(8)	$307,321	—	—
Alex Bellos	24,757	(10)	$1,322,271	—	—
	—		—	6,189(11)	$330,554
	9,250	(2)	$494,043	—	—
	7,606	(12)	$406,236	—	—
	3,694	(4)	$197,297	—	—
	1,307	(6)	$69,807	—	—
	300	(8)	$16,023	—	—
Marta Benson	22,201	(2)	$1,185,755	—	—
	—		—	5,550(3)	$296,426
	4,926	(4)	$263,098	—	—
	—		—	0(13)	$0
	2,532	(14)	$135,234	—	—
	—		—	0(7)	$0
	1,830	(6)	$97,740	—	—
	917	(8)	$48,977	—	—
James Brett	—		—	—	—
Janet Hayes	37,002	(9)	$1,976,277	—	—
	—		—	16,651(3)	$889,330
	38,852	(2)	$2,075,085	—	—
	—		—	14,775(5)	$789,133
	25,858	(4)	$1,381,076	—	—
	—		—	0(7)	$0
	11,894	(6)	$635,259	—	—
	7,991	(8)	$426,799

(1)	Based on a stock price of $53.41, the closing price of our common stock on January 26, 2018, the last business day of fiscal 2017.

(2)

Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 25% of the units vest on May 1, 2018; (ii) 25% of the units vest on May 1, 2019; (iii) 25% of the units vest on May 1, 2020; and (iv) 25% of the units vest on May 1, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents performance stock units granted on May 1, 2017. The performance stock units vest on May 1, 2020, subject to continued service and achievement of performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)	Represents restricted stock units granted on April 18, 2016. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2017; (ii) 25% of the units vest on April 18, 2018; (iii) 25% of the units vest on April 18, 2019; and (iv) 25% of the units vest on April 18, 2020, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2016 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)	Represents performance stock units granted on April 18, 2016. The performance stock units vest on April 18, 2019, subject to continued service and achievement of performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)	Represents restricted stock units granted on April 20, 2015. The restricted stock units vest as follows: (i) 25% of the units vested on April 20, 2016; (ii) 25% of the units vested on April 20, 2017; (iii) 25% of the units vest on April 20, 2018; and (iv) 25% of the units vest on April 20, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2015 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)	Represents performance stock units granted on April 20, 2015. The performance stock units vest on April 20, 2018, subject to continued service and achievement of performance criterion; however, the threshold performance criterion was not achieved and zero units vested, and no payment was made with respect to such units.

(8)	Represents restricted stock units granted on April 22, 2014. The restricted stock units vest as follows: (i) 25% of the units vested on April 22, 2015; (ii) 25% of the units vested on April 22, 2016; (iii) 25% of the units vested on April 22, 2017; and (iv) 25% of the units vest on April 22, 2018, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2014 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(9)	Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 50% of the units vest on May 1, 2018; and (ii) 50% of the units vest on May 1, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(10)

Represents restricted stock units granted on June 5, 2017. The restricted stock units vest as follows: (i) 25% of the units vest on June 5, 2018; (ii) 25% of the units vest on June 5, 2019; (iii) 25% of the units vest on June 5, 2020; and (iv) 25% of the units vest on June 5, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(11)	Represents performance stock units granted on June 5, 2017. The performance stock units vest on May 1, 2020, subject to continued service and achievement of performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(12)	Represents restricted stock units granted on January 6, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on January 6, 2018; (ii) 25% of the units vest on January 6, 2019; (iii) 25% of the units vest on January 6, 2020; and (iv) 25% of the units vest on January 6, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(13)	Represents performance stock units granted on May 28, 2015. The performance stock units vest on April 20, 2018, subject to continued service and achievement of performance criterion; however, the threshold performance criterion was not achieved and zero units vested, and no payment was made with respect to such units.

(14)	Represents restricted stock units granted on May 28, 2015. The restricted stock units vest as follows: (i) 25% of the units vested on May 28, 2016; (ii) 25% of the units vested on May 28, 2017; (iii) 25% of the units vest on May 28, 2018; and (iv) 25% of the units vest on May 28, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2015 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards held by our Named Executive Officers during fiscal 2017.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laura Alber	—	—	81,673	$4,461,333
Julie Whalen	—	—	21,947	$1,198,017
Alex Bellos	—	—	5,305	$285,915
Marta Benson	—	—	6,005	$320,610
James Brett	—	—	36,048	$1,965,745
Janet Hayes	—	—	30,998	$1,691,589

(1)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2017.

Nonqualified Deferred Compensation

None of our Named Executive Officers contributed to or received earnings from a company nonqualified deferred compensation plan during fiscal 2017.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Management Retention Agreement

We entered into an amended and restated management retention agreement with Laura Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as described below.

Management Retention Plan

Effective November 16, 2015, we amended and restated the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan restates substantially all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Ms. Whalen, Mr. Bellos, Ms. Benson and Ms. Hayes are subject to the EVP Retention Plan. The EVP Retention Plan will remain in effect through November 15, 2018, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits (such provision, a “better after-tax” provision).

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Amended and Restated Employment Agreement with Laura Alber

We entered into an amended and restated employment agreement with Laura Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 28, 2018 if her employment had been terminated in various situations, without taking into account the “better after-tax” provision or applicable taxes.

Compensation and Benefits	Termination Without Cause or for Good Reason (No Change-of-Control)	Termination Without Cause or for Good Reason (Change-of- Control)	Death/Disability
Base Salary(1)	$2,800,000	$2,800,000	$2,800,000(2)
Bonus Payment(3)	$5,500,000	$5,500,000	$5,500,000(2)
Equity Awards(4)(5)	$17,649,441(6)	$23,429,792(7)	$17,649,441(6)
Health Care Benefits(8)	$54,000	$36,000	$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of January 28, 2018.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to January 28, 2018.

(4)	Value is based on a stock price of $53.41, the closing price of our common stock on January 26, 2018, the last business day of fiscal 2017.

(5)	For illustrative purposes only, performance stock units are estimated at target.

(6)	Represents the sum of (i) $9,559,589 for acceleration of vesting of 178,985 restricted stock units and (ii) $8,089,852 for acceleration of vesting of 151,467 performance stock units. Excludes performance stock units granted in 2015 for which the threshold performance criterion was not achieved.

(7)	Represents the sum of (i) $10,614,383 for acceleration of vesting of 198,734 restricted stock units and (ii) $12,815,409 for acceleration of vesting of 239,944 performance stock units.

(8)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of January 28, 2018 under the EVP Retention Plan if within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason, without taking into account the “better after-tax” provision or applicable taxes.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)		Health Care Benefits(4)
Julie Whalen	$1,600,000	$1,433,333	$5,535,145	(5)	$36,000
Alex Bellos.	$1,300,000	$400,000	$2,836,231	(6)	$36,000
Marta Benson.	$1,400,000	$633,333	$2,143,610	(7)	$36,000
James Brett	$—	$—	$—		$—
Janet Hayes	$2,200,000	$2,266,667	$8,717,420	(8)	$36,000

(1)	Represents 200% of each Named Executive Officer’s base salary as of January 28, 2018.

(2)	Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to January 28, 2018.

(3)	Value is based on a stock price of $53.41, the closing price of our common stock on January 26, 2018, the last business day of fiscal 2017.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $4,039,291 for acceleration of vesting of 75,628 restricted stock units and (ii) $1,495,854 for acceleration of vesting of 28,007 performance stock units.

(6)	Represents the sum of (i) $2,505,677 for acceleration of vesting of 46,914 restricted stock units and (ii) $330,554 for acceleration of vesting of 6,189 performance stock units.

(7)	Represents the sum of (i) $1,730,804 for acceleration of vesting of 32,406 restricted stock units and (ii) $412,806 for acceleration of vesting of 7,729 performance stock units.

(8)	Represents the sum of (i) $6,494,496 for acceleration of vesting of 121,597 restricted stock units and (ii) $2,222,924 for acceleration of vesting of 41,620 performance stock units.

Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Restricted stock units and performance stock units were granted to our Named Executive Officers in each of fiscal 2017, fiscal 2016 and fiscal 2015. Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of a Named Executive Officer’s death, “disability,” or “retirement,” subject to the achievement of performance goals in the case of performance stock units. The performance stock units also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance and corporate transaction vesting provisions, the performance stock units will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the equity awards, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the equity awards, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the equity awards, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of their job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or damage to the reputation of the company.

For purposes of the equity awards, “change in control” generally has the same meaning as “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on January 28, 2018. None of our Named Executive Officers were eligible to retire on January 28, 2018.

Name	Death/Disability (1)(2)	Award Termination (No Substitute Award) (1)(2)
Laura Alber	$12,125,031(3)(4)	$23,429,792(9)
Julie Whalen	$2,980,652(5)	$5,535,145(10)
Alex Bellos	$983,385(6)	$2,836,231(11)
Marta Benson	$981,356(7)	$2,143,610(12)
James Brett	$—	$—
Janet Hayes	$4,647,738(8)	$8,717,420(13)

(1)	Value is based on a stock price of $53.41, the closing price of our common stock on January 26, 2018, the last business day of fiscal 2017.

(2)	For illustrative purposes only, performance stock units are estimated at target.

(3)	Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 65.

(4)	Represents the sum of (i) $5,544,652 for acceleration of vesting of 103,813 restricted stock units and (ii) $6,580,379 for acceleration of vesting of 123,205 performance stock units.

(5)	Represents the sum of (i) $2,196,647 for acceleration of vesting of 41,128 restricted stock units and (ii) $784,005 for acceleration of vesting of 14,679 performance stock units.

(6)	Represents the sum of (i) $915,341 for acceleration of vesting of 17,138 restricted stock units and (ii) $68,044 for acceleration of vesting of 1,274 performance stock units.

(7)	Represents the sum of (i) $807,239 for acceleration of vesting of 15,114 restricted stock units and (ii) $174,117 for acceleration of vesting of 3,260 performance stock units.

(8)	Represents the sum of (i) $3,490,771 for acceleration of vesting of 65,358 restricted stock units and (ii) $1,156,967 for acceleration of vesting of 21,662 performance stock units.

(9)	Represents the sum of (i) $10,614,383 for acceleration of vesting of 198,734 restricted stock units and (ii) $12,815,409 for acceleration of vesting of 239,944 performance stock units.

(10)	Represents the sum of (i) $4,039,291 for acceleration of vesting of 75,628 restricted stock units and (ii) $1,495,854 for acceleration of vesting of 28,007 performance stock units.

(11)	Represents the sum of (i) $2,505,677 for acceleration of vesting of 46,914 restricted stock units and (ii) $330,554 for acceleration of vesting of 6,189 performance stock units.

(12)	Represents the sum of (i) $1,730,804 for acceleration of vesting of 32,406 restricted stock units and (ii) $412,806 for acceleration of vesting of 7,729 performance stock units.

(13)	Represents the sum of (i) $6,494,496 for acceleration of vesting of 121,597 restricted stock units and (ii) $2,222,924 for acceleration of vesting of 41,620 performance stock units.

CEO Pay Ratio

The annual total compensation of Laura Alber, our Chief Executive Officer, was $14,429,332 in fiscal 2017, as reflected in the Summary Compensation Table above. Based on reasonable estimates, the median annual total compensation of all employees of the company and its subsidiaries, excluding our Chief Executive Officer, was $9,771 for fiscal 2017. Accordingly, for fiscal 2017, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our other employees was 1,477 to 1. Our median employee was a Retail Sales Associate located in New Jersey, who was part-time in fiscal 2017. If we exclude permanent part-time, temporary and seasonal employees from our pay ratio calculation, the median annual total compensation of the remaining employees increases to $38,776, which would result in a ratio of 372 to 1.

We identified our median employee based on all taxable wages earned in fiscal 2017 by each individual who was employed by the company on January 22, 2018. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the Company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. The Compensation Committee delegated to Adrian Bellamy, the Chair of the Compensation Committee, and Laura Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants.

The Compensation Committee also appointed an Incentive Award Committee consisting of Laura Alber and Julie Whalen for fiscal 2017. The Compensation Committee delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan within certain prescribed limits to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-Based Distribution Facility

In August 1990, we entered into an agreement to lease a distribution facility in Memphis, Tennessee. The lessor is a general partnership comprised of the estate of W. Howard Lester, our former Chairman of the Board and Chief Executive Officer, and the estate of James A. McMahan, a former Director Emeritus and significant stockholder and two unrelated parties. The terms of the lease automatically renewed until the second quarter of fiscal 2015 when the bonds that financed the construction of the facility were fully repaid. Simultaneously, we entered into an agreement with the partnership to lease the facility through July 2017. In fiscal 2017, we exercised the first of two one-year extensions available under the lease to extend the term through July 2018. Subsequently, in fiscal 2017, we amended the lease to further extend the term through July 2020. The amended lease provides for two additional one-year renewal options. We made annual rental payments of approximately $1,629,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2017.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2017 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 2, 2018 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the Named Executive Officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management

5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total		Percent of Class(2)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	9,304,571	(3)	—	9,304,571	(3)	11.2%
Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, NY 10003	—	7,334,980	(4)	—	7,334,980	(4)	8.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	6,542,858	(5)	—	6,542,858	(5)	7.9%
FMR LLC 245 Summer Street Boston, MA 02210	—	4,955,674	(6)	—	4,955,674	(6)	6.0%
Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	4,658,372	(7)	—	4,658,372	(7)	5.6%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	4,451,307	(8)	—	4,451,307	(8)	5.3%
Laura Alber	Director, Chief Executive Officer and President	259,216	(9)	71,972	331,188		*
Julie Whalen	Executive Vice President, Chief Financial Officer	46,254	(10)	31,342	77,596		*
Alex Bellos	President, West Elm Brand	1,363		4,496	5,859		*
Marta Benson	President, Pottery Barn Brand	3,747		10,290	14,037		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total	Percent of Class(2)
James Brett	Former President, West Elm Brand	43,151	(11)	—	43,151	*
Janet Hayes	President, Williams Sonoma Brand	38,563		50,771	89,334	*
Adrian Bellamy	Director	50,716		7,550	58,266	*
Rose Marie Bravo	Director	12,352		4,865	17,217	*
Anthony Greener	Director	35,998		3,172	39,170	*
Robert Lord	Director	—		1,987	1,987	*
Grace Puma	Director	—		3,172	3,172	*
Christiana Smith Shi	Director	—		3,265	3,265	*
Sabrina Simmons	Director	5,487		3,697	9,184	*
Jerry Stritzke	Director	3,404		3,172	6,576	*
Frits van Paasschen	Director	—		3,172	3,172	*
All current executive officers and directors as a group (15 persons)	—	483,573	(12)	241,776	725,349	*

*	Less than 1%.

(1)	Reflects exercisable stock-settled stock appreciation rights and restricted stock units vesting within 60 days of April 2, 2018 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes exercise, settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 83,260,746 shares outstanding as of April 2, 2018.

(3)	The information above is based on information taken from the Schedule 13G of BlackRock Inc. filed with the Securities and Exchange Commission on January 19, 2018.

(4)	The information above is based on information taken from the Schedule 13G of Select Equity Group, L.P. filed with the Securities and Exchange Commission on February 14, 2018.

(5)	The information above is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 9, 2018.

(6)	The information above and in this footnote is based on information taken from the Schedule 13G filed by FMR LLC and Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, with the Securities and Exchange Commission on February 13, 2018.

(7)	The information above and in this footnote is based on information taken from the Schedule 13G filed by Aristotle Capital Management, LLC with the Securities and Exchange Commission on February 14, 2018.

(8)	The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 14, 2018.

(9)	Includes 14,470 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 2, 2018.

(10)	Includes 1,017 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 2, 2018.

(11)	The information above is based on a Form 4 of Mr. Brett filed with the Securities and Exchange Commission on April 27, 2017.

(12)	Includes 15,692 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 2, 2018.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 18, 2018 in order to be included in our Proxy Statement for the 2019 Annual Meeting.

In order to submit a proposal to be raised at the 2019 Annual Meeting that will not be included in our Proxy Statement for the 2019 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to May 30, 2019, the anniversary of our 2018 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between January 30, 2019 and March 1, 2019 in order to be raised at our 2019 Annual Meeting.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2019 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2019 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2019 Annual Meeting must be delivered not later than the 90th day prior to the 2019 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations and Corporate Governance Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements of three percent (3%) or more of our common stock for at least three years who wishes to nominate a candidate or candidates for election in connection with our 2019 Annual Meeting and require us to include such nominees in our Proxy Statement and form of proxy for our 2019 Annual Meeting must submit a notice to our Secretary at our principal executive offices no later than December 14, 2018 and no earlier than November 14, 2018 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which we first mailed our proxy materials for our 2018 Annual Meeting). If the date of the 2019 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2018 Annual Meeting (the “Other Meeting Date”), the notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the 10th day following the date on which public announcement of the date of such meeting is first made by the us.

If we receive notice of a matter to come before the 2019 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2017 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 13, 2018

EXHIBIT A

WILLIAMS-SONOMA, INC.

2001 LONG-TERM INCENTIVE PLAN

Amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. With respect to Awards made prior to the 2006 Effective Date, the 2010 Effective Date, the 2011 Effective Date, the 2015 Effective Date or the 2018 Effective Date, as applicable, amendments to the Plan (including any amendments and restatements of the Plan) made after the grant of the Award only apply to the extent that they (i) do not impair the rights of a Participant, unless otherwise agreed in writing by any such Participant and the Company, and (ii) do not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“2006 Effective Date” means the date of the Company’s 2006 annual stockholders meeting.

“2010 Effective Date” means the date of the Company’s 2010 annual stockholders meeting.

“2011 Effective Date” means the date of the Company’s 2011 annual stockholders meeting.

“2015 Effective Date” means the date of the Company’s 2015 annual stockholders meeting.

“2018 Effective Date” means the date of the Company’s 2018 annual stockholders meeting.

“Administrator” means the Committee described in Section 2.

“Applicable Laws” means all applicable U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, stock-settled Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written or electronic agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Change of Control” means the occurrence of any of the following events: (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change of Control; or (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent necessary to avoid taxation under Section 409A, a transaction shall not be deemed a Change of Control unless the transaction qualifies as a change in the ownership of the Company, change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, each within the meaning of Section 409A.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a Delaware corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, unless otherwise provided in an Award Agreement.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash or stock, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, which at the discretion of the Administrator may be deemed reinvested in additional shares of Stock covered by the Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals that may be applicable to an Award may consist of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, or on an individual basis, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to include or exclude any items otherwise excludable or includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; or (xxix) other objective financial metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The Performance Goals may differ from Participant to Participant and from Award to Award.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on May 30, 2018.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Retirement” means, except as otherwise set forth in an applicable Award Agreement, termination of employment (with respect to employees) or service (with respect to Non-employee Directors) on or after having attained at least 55 years of age and at least ten (10) years of completed service with the Company or its Subsidiaries.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Substitute Award” means an Award described in Section 3(d).

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY

TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Committee”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company or as otherwise may be consistent with Applicable Law; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) Subject to Section 2(d), to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) Subject to Section 2(d), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award (other than Stock Options and Stock Appreciation Rights) shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

(d) Minimum Vesting. Notwithstanding any contrary provision of this Section 2, all Awards granted under the Plan after the 2018 Effective Date will not vest in whole or in part prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) Substitute Awards and (ii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders); provided, however, that up to 5% of the shares available for future distribution under the Plan immediately following the 2018 Effective Date may be granted pursuant to Awards without such minimum vesting requirement. Nothing in this Section 2(d) shall limit (i) the Administrator’s ability to grant Awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a Transaction or Change of Control, whether set forth in the Plan or otherwise.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 36,569,903 shares of Stock are reserved and available for issuance under the Plan, plus any shares subject to any outstanding options under the Company’s 1993 Stock Option Plan and the Company’s 2000 Non-Qualified Stock Option Plan that expire unexercised after March 15, 2006, up to a maximum of 754,160 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Subject to adjustment provided in Section 3(c), the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in this Section 3.1(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under Section 3(c).

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving stockholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant and, on or after the date of the 2015 annual stockholders meeting, any Dividend Equivalents payable in Stock shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option or SAR shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents payable only in cash shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents payable in cash shall not increase the number of Shares available for issuance under the Plan. Any forfeiture of Dividend Equivalents payable in Stock shall increase the number of Shares available for issuance under the plan by one and nine-tenths shares for every one share of Dividend Equivalents forfeited. To the extent an Award under the Plan (other than a SAR or Option) is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan (and in the case of Options or SARs shall reduce the number of Shares available for issuance under the Plan by the number of Shares having a Fair Market Value equal to the cash delivered). Notwithstanding the foregoing, shares of Stock purchased by the Company with the proceeds of a Stock Option exercise shall not again be made available for issuance under the Plan.

(b) Term of Plan. No Awards shall be made more than ten (10) years after the date upon which the Board approved the amended and restated Plan in 2015. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to seven (7) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, subject to applicable law, the Administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the Substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares of Stock available for issuance under the Plan, nor shall shares subject to a Substitute Award be added back to the shares of Stock available for issuance under the Plan as provided in Section 3(a) above. Additionally, subject to the rules of the applicable stock exchange on which the Stock is listed, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consolidation payable to holder of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for issuance under the Plan (and shares subject to such Awards shall not be added back to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to receive Awards as set forth in Section 4 below prior to such acquisition or combination.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than one million shares of Stock in the aggregate covered by Restricted Stock, Restricted Stock Units or Deferred Stock Awards during any one calendar year, subject to adjustment under Section 3(c). Awards subject to variable payout will be counted at maximum payout for this purpose. For the avoidance of doubt, the limits set forth in this Section 5(b) shall not be subject to the one to one and nine-tenths share ratio described in Section 3(a) and shall be applied on a one-for-one share ratio basis.

(c) Section 162(m) Performance Restrictions. With respect to Awards which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code. For Awards intended to comply with the performance-based compensation exception, the administrator shall not exercise discretion to increase the amount payable thereunder in contravention of Section 162(m) of the Code.

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall not include the right to dividends, Dividend Equivalents or other similar distribution rights and shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(b) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, a Stock Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Option is granted as a Substitute Award, except as would result in taxation under Code Section 409A, the loss of Incentive Stock Option status or would violate Applicable Law.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Subject to Section 2(d), Stock Options shall vest and become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months (or shorter period, if any, required to avoid adverse accounting or other consequences), if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(f) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(g) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(h) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall not include the right to dividends, Dividend Equivalents or other similar distribution rights and shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(b) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, a Stock Appreciation Right may be granted with an exercise price lower than the minimum exercise price set forth above if such Stock Appreciation Right is granted as a Substitute Award, except as would result in taxation under Code Section 409A or would violate Applicable Law.

(c) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than seven (7) years after the date of grant.

(d) Exercisability; Rights of a Stockholder. Subject to Section 2(d), Stock Appreciation Rights shall vest and become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within seven (7) years of the date they become exercisable or they shall automatically expire. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(e) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal in value to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(f) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Without limitation, conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Stockholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. Subject to Section 2(d), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock, provided, however, that any dividends payable with respect to Restricted Stock that is subject to performance conditions and shall be held in escrow or deemed reinvested in additional shares of Restricted Stock until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to payment of the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Without limitation, conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Stockholder. A Participant shall have the rights of a stockholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock. Further, any Dividend Equivalents with respect to a Restricted Stock Unit Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Restricted Stock Units until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Restricted Stock Unit Award.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. Subject to Section 2(d), the Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator.

(e) Rights. Dividend Equivalent Rights with respect to a Restricted Stock Unit Award shall be subject to such vesting and payment terms as are determined by the Administrator. Further, any Dividend Equivalents with respect to a Restricted Stock Unit Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Restricted Stock Units until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Restricted Stock Unit Award.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. Subject to Section 2(d), the Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards, including any vesting conditions. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine.

The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends or Dividend Equivalent Rights with respect to a Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator. Further, any dividends and any Dividend Equivalents with respect to a Deferred Stock Award that is subject to performance conditions shall be held in escrow or deemed reinvested in additional Awards of the same type until the achievement of the applicable performance conditions and shall otherwise be subject to all of the same conditions applicable to the Deferred Stock Award.

(iii) Vesting Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 2(d), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Stockholder. A Participant receiving a Deferred Stock Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted on the date of his or her initial election and annually thereafter on the date of the annual stockholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months) (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock

Option is granted, and/or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

Awards granted during a single fiscal year under the Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, shall not exceed $750,000 in total value for any Non-employee Director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit shall include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense will count against the foregoing limitation.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Award, an exchange program whereby the Participant agrees to cancel an existing Stock Option or SAR having an exercise price that exceeds the Fair Market Value of the underlying Stock in exchange for another Award (including, without limitation, a Stock Option or SAR), cash, other consideration or a combination thereof, or any other action that is treated as a repricing under GAAP. Notwithstanding the foregoing, this Section 12(c) does not include any (i) action described in Section 3(c) or Section 3(d) or any action taken in connection with a merger, acquisition, spin-off or similar corporate transaction. For the purpose of clarity, each of the actions described in the prior sentence may be undertaken (or authorized) by the Committee in its sole discretion without stockholder approval.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (to the extent required to avoid adverse accounting or other consequences) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (to the extent required to avoid adverse accounting or other consequences) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Awards granted under the Plan qualify as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, (b) Section 12(c) of the Plan, or (c) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. Except as set forth in an applicable Award Agreement, in the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(e) Recoupment of Awards. In the event of a restatement of incorrect financial results, the Administrator will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Administrator may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on the restated financial results.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

WILLIAMS-SONOMA, INC.
EQ Shareowner Services
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark Box, sign, and Indicate changes below: ☐	TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” item 2,

“FOR” item 3, and “FOR” item 4.

1.	Election of Directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Laura Alber	☐	☐	☐	06	Christiana Smith Shi	☐	☐	☐

	02	Adrian Bellamy	☐	☐	☐	07	Sabrina Simmons	☐	☐	☐

Please fold here – Do not separate

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

03	Anthony Greener	☐	☐	☐	08	Jerry Stritzke	☐	☐	☐

04	Robert Lord	☐	☐	☐	09	Frits van Paasschen	☐	☐	☐

05	Grace Puma	☐	☐	☐

2.	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	An advisory vote to approve executive compensation	☐	For	☐	Against	☐	Abstain

4.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2019	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 30, 2018

9:00 a.m. (Pacific Daylight Time)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura Alber and Julie Whalen, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 2, 2018, at the 2018 Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 30, 2018, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

(Please date and sign on reverse side.)

Vote by internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on May 29, 2018.	1-866-883-3382 Use a telephone to vote your proxy until 12:00 p.m. (PDT) on May 29, 2018.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.